UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

UROGEN PHARMA LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UROGEN PHARMA LTD.

400 Alexander Park Drive, Princeton, New Jersey 08540

May 2, 2022

Dear Shareholder,

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of UroGen Pharma Ltd. (the “Company”) to be held on June 8, 2022 at 10:00 a.m., Eastern Time. The annual meeting will be held in a completely virtual format. You can attend the annual meeting by visiting www.virtualshareholdermeeting.com/URGN2022, where you will be able to listen to the meeting live, submit questions and vote online. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before the annual meeting start time of 10:00 a.m., Eastern Time on June 8, 2022, to ensure you are logged in when the annual meeting begins.

At the meeting, you will be asked to consider and vote on the proposals set forth in the proxy statement relating to the annual meeting. The Company’s Directors unanimously recommends a vote “FOR” each proposal set forth in the proxy statement.

Whether or not you plan to virtually attend and vote your shares online at the meeting, it is important that your ordinary shares be represented and counted. Accordingly, after reading the proxy statement, please vote by proxy over the telephone or online by following the instructions included in the proxy materials; or complete, date, sign and return the enclosed proxy card. If you hold your shares in “street name” through a broker, bank or other intermediary, please vote in accordance with their instructions provided to you.

The Company has fixed the close of business on April 29, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote on the matters proposed at, the meeting and any adjournment or postponement thereof.

Thank you for your continued support.

Very truly yours, Liz Barrett Chief Executive Officer

UROGEN PHARMA LTD.

400 Alexander Park Drive

Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Wednesday, June 8, 2022

Dear Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of UroGen Pharma Ltd., a corporation organized under the laws of the State of Israel (the “Company”). The meeting will be held on Wednesday, June 8, 2022 at 10:00 a.m., Eastern Time. The annual meeting will be a completely virtual format. You can attend the annual meeting by visiting www.virtualshareholdermeeting.com/URGN2022 where you will be able to listen to the meeting live, submit questions and vote online during the meeting. Shareholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before the annual meeting start time of 10:00 a.m., Eastern Time on June 8, 2022, to ensure you are logged in when the annual meeting begins. We are holding the annual meeting for the following purposes:

1.

To elect to the Board of Directors the following six nominees presented by the Board of Directors to hold office until the next annual meeting of shareholders: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Stuart Holden and Ran Nussbaum;

2.	To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999;

3.	To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement;

5.	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s auditor until our 2023 annual meeting of shareholders; and

6.	To conduct any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the accompanying proxy statement.

The record date for the annual meeting is April 29, 2022. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting or any adjournment thereof, either by virtual attendance or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on Wednesday, June 8, 2022 at 10:00 a.m., Eastern Time.

The proxy statement and annual report to shareholders are available at www.proxyvote.com.

By Order of the Board of Directors, /s/ Don Kim Don Kim Chief Financial Officer

Princeton, New Jersey

May 2, 2022

You are cordially invited to attend the annual meeting virtually through a live webcast. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy, or vote by proxy over the telephone or online as instructed in these proxy materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you have voted by proxy, you may still vote online at the annual meeting if you virtually attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other intermediary and you wish to vote at the annual meeting, you must obtain a legal proxy issued in your name or your control number from the holder of record.

UROGEN PHARMA LTD.

400 Alexander Park Drive

Princeton, New Jersey 08540

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 8, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of UroGen Pharma Ltd. ( sometimes referred to as “we,” “us,” “our,” the “Company” or “UroGen”) is soliciting your proxy to vote at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournments or postponements of the Annual Meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card, or vote by proxy over the telephone or online by following the instructions below. We intend to mail these proxy materials on or about May 12, 2022 to all shareholders of record at the close of business on April 29, 2022 (the “Record Date”) entitled to vote at the Annual Meeting.

How do I attend, participate in, and ask questions during the Annual Meeting online?

This year’s Annual Meeting will be a virtual meeting of shareholders, which will be conducted solely online via live webcast. You are entitled to attend the Annual Meeting if you are a shareholder of record as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/URGN2022, and enter the 16digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). You will be able to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/URGN2022. There is no physical location for the Annual Meeting. The meeting will start at 10:00 a.m. Eastern Time on Wednesday, June 8, 2022. Online check-in will start approximately 15 minutes before the Annual Meeting on June 10, 2022. Shareholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

If you hold your shares through an intermediary, such as a bank or broker, you should contact such intermediary well in advance of the Annual Meeting if you have questions about obtaining your Control Number or proxy to vote. You may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership.

To help ensure that we have a productive and efficient meeting, and in fairness to all shareholders in attendance, the rules of conduct for the Annual Meeting are as follows:

●	You may submit questions and comments electronically through the meeting portal.

●	Only shareholders of record as of the Record Date and their proxy holders may submit questions or comments.

●	Please direct all questions to Don Kim, our Chief Financial Officer.

●	Please include your name and affiliation, if any, when submitting a question or comment.

●	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

●	Questions may be grouped by topic by our management.

●

Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

●	Be respectful of your fellow shareholders and Annual Meeting participants.

●	No audio or video recordings of the Annual Meeting are permitted.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/URGN2022 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a broker, bank or other intermediary), you will need to contact that broker, bank or other intermediary to obtain your Control Number prior to the Annual Meeting. Beneficial shareholders who did not receive a Control Number from their bank or brokerage firm, who wish to attend the meeting, should follow the instructions from their bank or brokerage firm, including any requirement to obtain a legal proxy. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business April 29, 2022 will be entitled to vote at the Annual Meeting. On the Record Date, there were 22,688,512 ordinary shares issued and outstanding. Each ordinary share entitles the holder to one vote with respect to each matter submitted to shareholders at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. of 150 Royall Street, Canton, Massachusetts 02021 (“Computershare”), then you are a shareholder of record.

As a shareholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to ensure your vote is counted by voting by proxy over the telephone or online as instructed below, or vote by proxy using the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Intermediary

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar intermediary, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that intermediary. The intermediary holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of your shares, you have the right to direct your broker, bank or other agent as to how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting. You may vote prior to the Annual Meeting by logging in with your Control Number on your proxy card, voting instruction from or in the instructions you received via email at www.proxyvote.com. You may access the meeting and vote at the Annual Meeting by logging in with your Control Number at  www.virtualshareholdermeeting.com/URGN2022 .

What am I voting on?

This proxy statement describes the proposals on which we would like you, as a shareholder, to vote at the Annual Meeting. This proxy statement provides you with information on the proposals, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.

At the Annual Meeting, shareholders will act upon the following five proposals:

Proposal 1

To elect to the Board of Directors the following six nominees presented by the Board to hold office until our next annual meeting of shareholders: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Stuart Holden and Ran Nussbaum.

Proposal 2	To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999.

Proposal 3	To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.

Proposal 4	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

Proposal 5	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s auditor until our 2023 annual meeting of shareholders.

What if another matter is properly brought before the Annual Meeting?

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of your proxyholder (one of the individuals named on your proxy card) to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

Shareholder of Record: Shares Registered in Your Name

●

If you are a shareholder of record, you may vote online at the Annual Meeting or vote by proxy in advance of the Annual Meeting over the telephone or online, or by completing, dating, signing and returning the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy. To vote during the Annual Meeting, if you are a shareholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/URGN2022. You will need to enter the Control Number found on your proxy card.

●	To vote prior to the Annual Meeting, you may vote by proxy by using the enclosed proxy card, by telephone or online, as described below:

●

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 7, 2022 to be counted.

●

To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Control Number from the proxy card. Your internet vote must be received by11:59 p.m. Eastern Time on June 7, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Intermediary

If you are a beneficial owner of shares registered in the name of your broker, bank, or other intermediary, you should have received information containing voting instructions from that intermediary rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions provided by such intermediary to ensure that your vote is counted. You may access and vote during the Annual Meeting by logging in with your Control Number on your proxy card, voting instruction form or instructions you received via email at www.virtualshareholdermeeting.com/URGN2022.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote online at the Annual Meeting or vote by proxy over the telephone or online, or by using the enclosed proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Intermediary

If you are a beneficial owner of shares registered in the name of your broker, bank, or other intermediary (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, your broker, bank or other intermediary may still be able to vote your shares in its discretion. Under the rules that govern brokers, brokers, banks and other intermediaries that are subject to such rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters.” Proposals 1, 2, 3 and 4 are considered to be non-routine meaning that your broker, bank or other intermediary may not vote your shares on those proposals in the absence of your voting instructions. Proposal 5 is considered to be routine matter meaning that if you do not return voting instructions to your broker, bank or other intermediary, your shares may be voted by such intermediary in its discretion on Proposal 5.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

●

“For” the election to the Board of Directors the following six nominees presented by the Board to hold office until our next annual meeting of shareholders: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Stuart Holden and Ran Nussbaum.

●	“For” the approval of an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999.

●	“For” the approval of an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.

●	“For” the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement.

●	“For” the approval of the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2023 annual meeting of shareholders.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. If we decide to engage a solicitation firm, we expect to pay customary fees not to exceed $15,000 plus out-of-pocket expenses. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or online.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

●

You may virtually attend the Annual Meeting and vote online at the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy over the telephone or online, or by using the enclosed proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or online proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Intermediary

If your shares are held by your broker, bank or other intermediary, you should follow the instructions provided by your broker, bank or other intermediary.

When are shareholder proposals and director nominations due for next year’s annual meeting?

From time to time, shareholders may present proposals (including to nominate a candidate to serve on the Board) that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Israeli Companies Law, 5759-1999, as amended from time to time, and the regulations promulgated thereunder (collectively, the “Companies Law”), shareholders who hold, in the aggregate, at least 1% of the voting power in the Company may submit a request to include an item to the agenda within seven days following the Company’s notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within three days of the Company’s notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition to the eligibility requirements under the Companies Law, our articles of association specify additional procedural requirements for shareholder proposals. Under our articles of association, a proposal must be delivered, either in person or by certified mail, postage prepaid, and received by us, (i) in the case of a general meeting that is an annual meeting, no less than 60 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting, provided, however, that, in the event that the date of the annual general meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual general meeting, notice by the proposing shareholder, in order to be timely, must be received no earlier than the close of business 120 days prior to such annual general meeting and no later than the close of business on the later of 90 days prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made, and (ii) in the case of a general meeting that is an extraordinary meeting, no earlier than 120 days prior to such extraordinary general meeting and no later than the close of business on the later of 60 days prior to such extraordinary general meeting or the 10th day following the day on which public announcement of the date of such general meeting is first made, subject to applicable law.

Under our articles of association, any shareholder entitled under applicable law to make a shareholder proposal, as described above, may make such proposal only if a written notice of such shareholder’s intent to make such proposal shall have been given to the chief executive officer of the Company within the periods set out in the prior paragraph. Each such notice shall set forth: (i) the name and address of the shareholder making the request; (ii) a representation that the shareholder is a holder of shares of the Company entitled to vote at such meeting and intends to appear in person or by virtual attendance, as applicable, or by proxy at the meeting; (iii) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; (iv) a description of all derivative transactions (as defined in our articles of association) by the shareholder during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such transaction; and (v) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board, may, in its discretion, to the extent it deems necessary, request that the shareholder provide additional information necessary so as to include a subject in the agenda of a general meeting.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2023 annual meeting of shareholders, shareholder proposals must be received by the Company no later than January 12, 2023, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the Annual Meeting. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule. Additional requirements regarding shareholder proposals submitted for inclusion in the Company’s proxy materials for an annual general meeting of shareholders can be found in the articles of association, which is available as an exhibit to our Annual Report on Form 10-K for the year ended  December 31, 2021, as filed on March 21, 2022. Proposals should be addressed to: UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

In addition to satisfying the foregoing requirements under our articles of association, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act no later than April 9, 2023.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposals 2, 3, 4 and 5,  votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions, Withhold votes and broker non-votes, if any, will have no effect on Proposals 1, 2, 3, 4 and 5.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or nominee holding the shares as to how to vote on a non-routine matter, the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 2, 3 and 4 are considered to be non-routine and we, therefore, expect broker non-votes to exist in connection with those proposals.

As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or nominee holding the shares by the deadline provided in the materials you receive from your broker or nominee.

How many votes are needed to approve each proposal?

On each proposal to be voted upon, shareholders have one vote for each ordinary share owned as of the Record Date. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	The election to the Board of Directors the following eight nominees presented by the Board: Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Stuart Holden and Ran Nussbaum.

Nominees receiving the most FOR votes will be elected as directors.
Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present by virtual attendance or represented by proxy and voting on the election of directors.

			Withheld votes have no effect	None

2	To approve an amendment to the Company’s amended and restated compensation policy for its office holders in accordance with the provisions of the Israeli Companies Law, 5759-1999.	FOR votes from the holders of a majority of shares present by virtual attendance or represented by proxy and voting on the matter.	None	None

3	To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of ordinary shares authorized for issuance under the plan by 400,000 shares.	FOR votes from the holders of a majority of shares present by virtual attendance or represented by proxy and voting on the matter.	None	None

4	Advisory approval of the compensation of the Company’s named executive officers.	FOR votes from the holders of a majority of shares present by virtual attendance or represented by proxy and voting on the matter.	None	None

5	To approve the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until our 2023 annual meeting of shareholders.	FOR votes from the holders of a majority of shares present by virtual attendance or represented by proxy and voting on the matter.	None	None(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other intermediary that holds your shares, your broker, bank or other intermediary has discretionary authority to vote your shares on this proposal.

Under the Companies Law, the approval of Proposal 2 requires the affirmative vote of the holders of the majority of the voting power present in person or represented by proxy and voting at the Annual Meeting on the relevant proposal, excluding abstentions, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not “controlling shareholders” and who do not have a “personal interest” in the resolution under the relevant proposal, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 2 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via the enclosed proxy card or by phone or online) whether or not he or she has a personal interest in the resolution under the relevant proposal. In order to inform us accordingly, you must indicate in Item 2A on the proxy card or by the telephone and online instructions whether or not you have a personal interest in the resolution under Proposal 2 or are a controlling shareholder of the Company. If you fail to so indicate, your vote will not be counted in respect of Proposal 2. A personal interest does not include a personal interest arising solely from the holding of shares in the Company.

Under the Companies Law, the term “controlling shareholder” means a shareholder who has the ability to direct the activities of the Company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the Company or has the right to appoint 50% or more of the directors of the Company or its chief executive officer (referred to in the Companies Law as the general manager). In addition, in the context of a transaction involving an interested party, the term controlling shareholder includes any shareholder that holds 25% or more of the voting rights of the Company if no other shareholder holds more than 50% of the voting rights in such Company. For purposes of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for approval are deemed as joint holders. As of the date hereof, the Company is not aware of any controlling shareholders.

Under the Companies Law, a “personal interest” of a shareholder of a company is defined as such shareholder’s personal interest in an action or a transaction of such company, including (i) a personal interest of such shareholder’s relative, and (ii) a personal interest of a corporation in which such shareholder or any of his or her relatives serves as a director or the chief executive officer, owns at least 5% of its issued share capital or its voting rights, or has the right to appoint a director or chief executive officer, but excluding a personal interest arising solely from the holding of shares in such company. A personal interest includes the personal interest of either the proxy holder (whether or not the shareholder granting the proxy has a personal interest) or the shareholder granting the proxy, in each case, whether or not the proxy holder has discretion on how to vote on the matter.

Under the Companies Law, the term “relative” means a spouse, sibling, parent, grandparent or descendant and the spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will be present if at least two (2) shareholders who hold, in the aggregate, at least thirty-three and one-third percent (33 1/3%) of the voting rights in the Company are present at the Annual Meeting via virtual attendance or represented by proxy. On the Record Date, there were 22,688,512 shares outstanding and entitled to vote. Thus, the holders of at least 7,562,838 shares must be present via virtual attendance or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other intermediary) or if you vote online at the Annual Meeting. If there is no quorum, the holders of a majority of shares present at the Annual Meeting via virtual attendance or represented by proxy may adjourn the Annual Meeting to another date. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Under Israeli law, if a quorum is present via virtual attendance or by proxy, broker non-votes and abstentions will have no effect on whether the requisite vote is obtained, as they do not constitute present and voting shares.

How can I find out the Annual Meeting voting results?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Board Leadership Structure

Our Board has an independent Chair, Arie Belldegrun, M.D., FACS who has authority, among other things, to preside over Board meetings, and shall have such powers and duties as may from time to time be assigned by the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and those of our shareholders. As a result, we believe that having an independent Chair can enhance the effectiveness of our Board as a whole.

Board Diversity

The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of May 2, 2022)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	4	—	—
Part II: Demographic Background	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Independence of the Board of Directors

Applicable Nasdaq rules require a majority of a listed company’s directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Board consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, the Board has determined that all of our directors, except Ms. Barrett, are independent directors, as defined under applicable Nasdaq listing standards. In making such determination, our Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also has a role in cybersecurity oversight and risk management, receiving annual updates from senior management, including the Head of Global Information Technology. The Compliance Committee is responsible for overseeing our implementation of compliance programs, policies and procedures that are designed to respond to the various compliance, legal and regulatory risks we may face, as well as making recommendations to the Board regarding compliance with such legal and regulatory risks. The Compliance Committee also assists the Audit Committee in fulfilling their oversight responsibility for the Company’s risk assessment and risk management activities relating to the integrity of our financial statements and is responsible for assisting our compliance officer in fulfilling his/her responsibilities. Our Compensation, Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from the standing committees, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Separately, as a result of the COVID-19 pandemic, we have and may in the future experience disruptions that could severely impact our business, preclinical studies, clinical trials and commercial operations. Given the evolving nature of the pandemic, our senior management and our Board are communicating more frequently to monitor potential business impacts and further strategic planning.

Hedging Policy*

Our insider trading policy prohibits our directors, officers and employees, and generally any entities or family members of such individuals whose trading activities are controlled or influenced by any such persons, from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to our equity securities, which protects against short-term decision making.

* The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Meetings of the Board of Directors

The Board met six times during 2021. The Audit Committee met four times in 2021. The Compensation, Nominating and Corporate Governance Committee met four times in 2021. The Compliance Committee met four times during 2021. Each Board and committee member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. The Company’s independent directors met six times in regularly scheduled executive sessions during 2021, at which only independent directors were present in compliance with applicable Nasdaq listing standards. Dr. Belldegrun, the Chair of the  Board during 2021, presided over the executive sessions.

Information Regarding our Audit Committee, Compensation, Nominating and Corporate Governance Committee and Compliance Committee

Our Audit Committee, Compensation, Nominating and Corporate Governance Committee and Compliance Committee have authority to engage legal counsel or other experts or consultants, as each deems appropriate to carry out its responsibilities. Our Board has determined that each member of these committees meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

The following table provides our current committee membership for 2021 for each of these committees.

* Committee Chair

The composition and functions of our Audit Committee, Compensation, Nominating and Corporate Governance Committee and Compliance Committee are described below.

Audit Committee

Our Audit Committee consists of Cynthia M. Butitta, Kathryn E. Falberg, and Stuart Holden. Kathryn E. Falberg serves as Chair of the Audit Committee. Prior to the Annual Meeting, the Board intends to appoint an additional independent director to the Audit Committee as well as appoint a member of the committee to serve as the Chair of the Audit Committee effective immediately following the Annual Meeting. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. Our Board has determined that Kathryn E. Falberg is an ”audit committee financial expert” as such term is defined in the applicable SEC rules and has the requisite financial experience as defined by the Nasdaq listing standards. Each of the members of our Audit Committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and satisfies the independent director requirements under the Nasdaq listing standards.

Our Audit Committee charter sets forth the responsibilities of the Audit Committee consistent with the rules and regulations of the SEC and the Nasdaq listing standards, as well as the requirements for such committee under the Companies Law, including the following:

●

oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law;

●	recommending the engagement or termination of the person filling the office of our internal auditor; and

●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board.

Our Audit Committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our Audit Committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the auditors are independent of management.

The Audit Committee also has a role in cybersecurity oversight and risk management, receiving annual updates from senior management, including the Head of Global Information Technology. We have established processes and practices to minimize our vulnerability to cybersecurity risks, including:

●	utilization of single sign-on for most major cloud-based toolsets including our enterprise resource planning, customer relationship management and clinical systems;

●	implementation of endpoint detection and immediate response (“EDR”) platform combining next-generation antivirus and real-time blocking enabled EDR to enhance protection of virtual workers; and

●	quarterly certifications by our executive leadership team on identification and knowledge of cybersecurity incidents.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

A copy of our Audit Committee charter is available for review on the “Investors – Governance – Documents & Charters” page of our Company’s website www.urogen.com.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Kathryn E. Falberg, Chair

Cynthia M. Butitta

Stuart Holden

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation, Nominating and Corporate Governance Committee

Our Compensation, Nominating and Corporate Governance Committee consists of Arie Belldegrun, Cynthia M. Butitta, Fred E. Cohen and Ran Nussbaum, with Ms. Butitta serving as Chair of the committee. Each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.

The Compensation, Nominating and Corporate Governance Committee is responsible for (i) recommending the compensation policy to our Board for its approval (and subsequent approval by our shareholders) and (ii) duties related to the compensation policy and to the compensation of our office holders, including:

●	recommending whether a compensation policy should continue in effect;

●	recommending to the Board periodic updates to the compensation policy;

●	assessing implementation of the compensation policy;

●	determining whether to approve the terms of compensation of certain office holders which, according to the Companies Law, require the committee’s approval; and

●	determining whether the compensation terms of a candidate for the position of the chief executive officer of the Company needs to be brought to approval of the shareholders.

Our Compensation, Nominating and Corporate Governance charter sets forth the responsibilities of the Compensation, Nominating and Corporate Governance Committee, which include:

●	the responsibilities set forth in the compensation policy;

●	reviewing and approving the granting of options and other incentive awards to the extent such authority is delegated by our Board; and

●	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

In addition, our Compensation, Nominating and Corporate Governance Committee is responsible for:

●	overseeing our corporate governance functions on behalf of the Board;

●	making recommendations to the Board regarding corporate governance issues;

●	identifying and evaluating candidates to serve as our directors consistent with the criteria approved by the board;

●	reviewing and evaluating the performance of the Board;

●	serving as a focal point for communication between director candidates, non-committee directors and our management;

●	selecting or recommending to the Board for selection candidates to the Board; and

●	making other recommendations to the Board regarding affairs relating to our directors.

We believe that the composition and functioning of our Compensation, Nominating and Corporate Governance Committee complies with all SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

At this time, the Compensation, Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Compensation Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

A copy of our Compensation, Nominating and Corporate Governance Committee charter is available for review on the “Investors – Corporate Governance – Documents & Charters” page of the Company’s website www.urogen.com.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation, Nominating and Corporate Governance Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation, Nominating and Corporate Governance Committee.

Compensation, Nominating and Corporate Governance Committee Report*

The Compensation, Nominating and Corporate Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review, the Compensation, Nominating and Corporate Governance Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Cynthia M. Butitta, Chair

Arie Belldegrun

Fred E. Cohen

Ran Nussbaum

*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compliance Committee

Our Compliance Committee consists of Fred Cohen, Stuart Holden and Shawn Tomasello, with Ms. Tomasello serving as Chair of the committee. Prior to the Annual Meeting, the Board intends to appoint an additional director to the Compliance Committee as well as appoint a member of the committee to serve as the Chair of the Compliance Committee effectively immediately following the Annual Meeting. The Compliance Committee is responsible for the oversight of our non-financial compliance matters, including our overall compliance programs and their effectiveness, compliance policies and procedures, significant legal or regulatory compliance exposures of a compliance nature and material reports to or inquiries from government or regulatory agencies relating to compliance matters. The Compliance Committee charter sets forth the responsibilities of the Compliance Committee, which includes:

●	overseeing our implementation of compliance programs, policies and procedures that are designed to respond to the various compliance, legal and regulatory risks facing us;

●	making recommendations to the Board regarding compliance with such legal and regulatory risks;

●

assisting the Audit Committee as needed in fulfilling the Audit Committee’s oversight responsibility for our risk assessment and risk management activities relating to the integrity of our financial statements;

●	assisting our compliance officer in fulfilling his/her responsibilities, and

●	performing any other duties as directed by the Board.

Our Values

Environment

Sustainability and Environmental Risk Management

We understand our responsibility in operating our business in a sustainable manner. Just as we strive to understand and minimize the impact our business has on the environment; we have also committed to understanding and identifying the risks that climate change poses to our business. For example, as we continue to face the risk of disruptions caused by climate related events, we have evaluated the sufficiency of our physical distribution network, establishing distribution points and warehouses with our business partners to ensure our ability to deliver our products to patients.

Supply Chain

Our efforts also include developing and maintaining relationships with suppliers with a common focus on sustainability. Our business involves the use of hazardous materials and we and our third-party manufacturers and suppliers must comply with environmental laws and regulations.  Our third-party subcontractors’ and suppliers’ activities involve the controlled storage, use, transportation and disposal of hazardous materials owned by us, including mitomycin, key components of our product candidates, and other hazardous compounds. As such, we engage with partners and suppliers with a framework for minimizing the environmental impact of their business, as well as their vulnerability to ongoing environmental and climate events. For example, our supplier for mitomycin contained in our approved product Jelmyto® and our investigational candidate, UGN-102, has ISO 1400 certification for its environmental management system aligning to ISO best practices.

Community

Access to Care

Our mission is to build novel solutions to treat specialty cancers and urologic diseases because patients deserve better options. Our inventive approach combines innovative technology with new perspectives on traditional therapy to deliver breakthrough treatments.

Our first FDA-approved therapy using our novel RTGel™ technology, Jelmyto, is the first and only treatment of its kind and received breakthrough approval in April 2020. We are committed to helping patients access Jelmyto. Our market access teams have laid the foundation for coverage and reimbursement, meeting multiple times with payers, and to date, the majority of large commercial plans have policies in place, covering over 150 million lives. Although Jelmyto has received Orphan Drug Designation from the FDA, it is offered under the 340b Drug Pricing Program to allow more patients the ability to access this treatment. We also offer financial aid programs for eligible patients who have been prescribed Jelmyto and who need help managing the cost of treatment. For example, patients with commercial health insurance may qualify for the UroGen SupportTM Copay Program in which patients will pay as little as $50 per dose of Jelmyto for the cost of the drug. Patients without insurance may qualify for the UroGen Support Patient Assistance Program.

Additionally, we have entered into an arrangement with the Tanner Pharma Group ("Tanner"), a global provider of integrated specialty access solutions to launch named patient programs in five European countries, as well as Australia, where Jelmyto® is not commercially available. These named patient programs provide physicians with an appropriate mechanism to legally and ethically prescribe Jelmyto prior to its commercial availability.

Diversity and Inclusion

Since our founding, our commitment to supporting diverse populations starts within our Company. We celebrate the differences in our team – race, ethnicity, gender identity, sexual orientation, age, religion, and disability – and strive to include perspectives from all walks of life. Over 40% of our executive leadership team and half of our directors are women. We believe our spectrum of backgrounds, identities, and abilities is what makes us stronger.

With over 200 employees, over 50 of whom are based in Israel, we firmly believe every member of our team deserves to have their voice heard. We ensure transparency through an open-door policy and through internal organizations like the UroGen Culture Council, which brings together diverse perspectives from around our Company to build cross-departmental connection and collaboration.

Governance

Ethics and Compliance

As important as our mission, is how we conduct ourselves every day striving to achieve that mission on behalf of the patients that we collectively serve. That is why we are committed to conducting all aspects of our business consistent with the highest ethical standards and applicable laws and regulations that govern our industry.

As part of this commitment, we have adopted a Comprehensive Compliance Program (“CCP”) that is designed to prevent, detect and resolve potential compliance issues. Our CCP is designed to effectuate the principles and framework set forth in the “Compliance Program Guidance for Pharmaceutical Manufacturers” published by the by the U.S. Department of Health and Human Services Office of Inspector General in 2003 and the Pharmaceutical Research Manufacturers of America’s “Code on Interactions with Healthcare Professionals.” More information about our ethics and compliance program can be found at the “Who We Are” section of our website.

We have adopted a Corporate Code of Ethics and Conduct (the “Code of Conduct”)applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.urogen.com. Our Audit Committee is responsible for monitoring the implementation of the Code of Conduct and must approve any material changes to or waivers of the Code of Conduct regarding our directors or executive officers, and disclosures made in the Company’s annual report in such regard. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the applicable stock exchange concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Our Approach to Shareholder Engagement

We take the views of our shareholders seriously, and members of our management team and our Board have actively engaged several of our largest shareholders to gain a better understanding of their views. Our process for shareholder outreach and engagement occurs throughout the year.  Following our annual meeting of shareholders, we review the voting results as well as reports published by Institutional Shareholder Services and Glass Lewis to gain an initial understanding of areas of focus, and beginning in the summer of each year, we reach out to shareholders to invite feedback and discussion to ensure an understanding of the areas of greatest interest to our shareholders. Over the 2021-2022 cycle, areas of particular shareholder interest included the following:

●	share ownership and alignment of director incentives to company performance;

●	capital structure and ongoing capital requirements; and

●	overall corporate governance, and competing time commitments and obligations of directors.

The table below sets forth our general approach to shareholder engagement in any given year.

Shareholder Communications with the Board

The Board expects that the views of our shareholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at UroGen Pharma Ltd. 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

The following highlights areas where our shareholders provided feedback over the 2021-2022 cycle:

‑

Shareholders are aware that Directors must have the capacity to commit time and resources to fulfill their responsibilities as part of the board and board committees and perform as representatives of shareholders' interests.

‑

As the Board is responsible for aligning activities of the Company with shareholder interests, Directors’ compensation should likewise align incentives with shareholder interests and ensure that Directors are invested in the Company’s ongoing performance. Proposal 2 described herein advances amendments our Directors’ compensation arrangements to further this objective.

Incorporation by Reference

The information provided under “Delinquent Section 16(a) Reports” and “Executive Officers of the Company” is incorporated by reference under this “Information Regarding the Board of Directors and Corporate Governance” heading.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of eight directors. There are six nominees for director this year, consisting of our incumbent directors Arie Belldegrun, Elizabeth Barrett, Cynthia M. Butitta, Fred E. Cohen, Stuart Holden and Ran Nussbaum. Due to Board evolution objectives, Mss. Falberg and Tomasello have not been nominated for re-election, and we would like to thank each of them for their service on our Board. Accordingly, there will be two vacancies on the Board following the Annual Meeting. Such vacancies may be filled by persons elected by a majority of the directors then in office to hold office until the next annual meeting of the shareholders. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Each director to be elected and qualified will hold office until our next annual meeting of shareholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders. It is the Company’s policy to invite director nominees to attend each annual meeting of shareholders. All of our directors attended our 2021 annual meeting of shareholders.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s six nominees.

Each of the directors nominated by the Board has consented to serving as a nominee, being named in this proxy statement, and serving on the Board if elected. Each director elected at the Annual Meeting will be elected to serve a one-year term. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy. The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees for Election

Our Compensation, Nominating and Corporate Governance Committee and our Board seek to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Board views as critical to effective functioning of our Board. Our Compensation, Nominating and Corporate Governance Committee and our Board assesses diversity (including self-identified diversity characteristics) in connection with the annual nomination process as well as in new director searches. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that qualify such director or nominee to serve on our Board.

Name	Age	Position Held With the Company
Arie Belldegrun, M.D., FACS	72	Chair of the Board
Elizabeth Barrett	59	Director and Chief Executive Officer
Cynthia M. Butitta	67	Director
Fred E. Cohen, M.D.	65	Director
Stuart Holden, M.D.	79	Director
Ran Nussbaum	46	Director

Arie Belldegrun, M.D., FACS has served as our Chair since December 2012. Dr. Belldegrun is a research professor, holds the Roy and Carol Doumani chair in urologic oncology, and director of the UCLA Institute of Urologic Oncology at the David Geffen School of Medicine at UCLA. Prior to joining UCLA, he was a research fellow at the National Cancer Institute/National Institute of Health in surgical oncology and immunotherapy under Dr. Steven A. Rosenberg. Dr. Belldegrun has more than 20 years of experience in the life science and biotech industry. Dr. Belldegrun is a co-founder of Allogene Therapeutics, Inc., a public biopharmaceutical company, and has served as executive chair of its board of directors since November 2017. Dr. Belldegrun has also served as chair of Kronos Bio, Inc., since 2017; chair of Bellco Capital LLC, since 2004; chair and partner of Two River Group, since June 2009; co-chair of Breakthrough Properties LLC and Breakthrough Services, LLC, since April 2019;  a director of Byheart, Inc., since October 2019; a director of Iconovir Bio, Inc., since June 2020; and a director of Ginkgo Bioworks, since September 2021. Dr. Belldegrun has also served as senior managing director of Vida Ventures, LLC since November 2017. From March 2014 until October 2017, Dr. Belldegrun served as president and chief executive officer of Kite Pharma, Inc. and as a member of its board of directors from June 2009 until October 2017. Dr. Belldegrun also previously served as a director of Teva Pharmaceutical Industries Ltd. from March 2013 until January 2017, chair of Arno Therapeutics, Inc. from March 2008 until January 2017, a director of Capricor Therapeutics, Inc. from September 2009 until November 2013, and a director of Sonacare Medical, LLC from October 2009 until October 2014. In 1996, he founded Agensys, Inc., a biotechnology company, where he served as its founding chair from 1996 to 2001, and continued to serve on the board until 2007 when it was acquired by Astellas Pharma Inc. Dr. Belldegrun was also the founding vice-chair of the board of directors and chair of the scientific advisory board of Cougar Biotechnology, Inc., from 2003 to 2009, when it was acquired by Johnson & Johnson. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, Israel, his post graduate studies in immunology at the Weizmann Institute of Science, Israel, and his residency in urologic surgery at Harvard Medical School. Dr. Belldegrun has authored several books in oncology and more than 500 scientific and medical papers related to urological cancers, immunotherapy, gene therapy, and cancer vaccines. Dr. Belldegrun is certified by the American Board of Urology and the American Association of Genitourinary Surgeons. Our Board believes Dr. Belldegrun’s business and medical knowledge and experience qualify him to serve on our Board.

Elizabeth Barrett has served as our director and as our President and Chief Executive Officer since January 2019. Prior to joining UroGen, Ms. Barrett served as the Chief Executive Officer of Novartis Oncology and a member of the Novartis Executive Committee since February 2018. Prior to Novartis, Ms. Barrett served at Pfizer Inc. in various leadership capacities, most recently as the Global President of Oncology and, before that, as President of Global Innovative Pharma for Europe, President of the Specialty Care Business Unit for North America, and Regional President of United States Oncology. Prior to Pfizer, Ms. Barrett was Vice President and General Manager of the Oncology Business Unit at Cephalon Inc. Ms. Barrett received an M.B.A. degree in Business Administration-Marketing from Saint Joseph’s University and a B.S. from the University of Louisiana. Ms. Barrett also currently serves on the boards of directors of Sage Therapeutics, Inc. and Allogene Therapeutics, Inc. Our Board believes Ms. Barrett’s service as our Chief Executive Officer and her leadership of both large organizations and growing businesses qualifies her to serve on our Board.

Cynthia M. Butitta has served as our director since October 2017. Ms. Butitta served as Chief Financial Officer of Kite Pharma, Inc. from January 2014 to May 2016 and as Chief Operating Officer from March 2014 to September 2017. From May 2011 to December 2012, she was Senior Vice President and Chief Financial Officer at Next Wave Pharmaceuticals Inc., a specialty pharmaceutical company. Prior to that, Ms. Butitta served as Chief Operating Officer of Telik, Inc., a biopharmaceutical company, from March 2001 to December 2010 and as its Chief Financial Officer from August 1998 to December 2010. Ms. Buttita also served as Principal Accounting Officer of Telik, Inc. until December 2010.  She has served as a Director of Autolus, Ltd., a biotechnology company, since March 2018; a board member of Olema Oncology since August 2020 and Century Therapeutics since February 2021. Ms. Butitta received her B.S. degree with honors in Business and Accounting from Edgewood College in Madison, Wisconsin and her M.B.A. degree in Finance from the University of Wisconsin, Madison. Our Board believes Ms. Butitta’s financial knowledge and experience qualifies her to serve on our Board.

Fred E. Cohen, M.D. D.Phil. has served as our director since May 2017. Dr. Cohen is a Senior Advisor to TPG, where he served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in November 2017, Dr. Cohen has served as a cofounder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In June 2021, Dr. Cohen founded Monograph Capital Partners, a life sciences venture capital fund. In addition, for over two decades throughout his career, Dr. Cohen has been affiliated with the University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen received his B.S. degree in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford University. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen currently serves on the Board of Directors of several other biotechnology and pharmaceutical companies. Our Board believes Dr. Cohen’s financial and medical knowledge and experience qualifies him to serve on our Board.

Stuart Holden, M.D. has served as our director since December 2015. Dr. Holden has been the Chair of ProQuest Investments’ Scientific Advisory Board since it was founded in 1998. Since May 2014, Dr. Holden has served as a member of the UCLA faculty as a Health Sciences Clinical Professor of Urology, Spielberg Family Chair in Urologic Oncology, in the Department of Urology at the UCLA David Geffen School of Medicine and Associate Director of the UCLA Institute of Urologic Oncology. Dr. Holden has worked in the field of prostate cancer for more than 36 years. Dr. Holden also serves as Medical Director of the Prostate Cancer Foundation since the foundation’s inception in 1993. Dr. Holden was the director of the Louis Warschaw Prostate Cancer Center at Cedars-Sinai Medical Center and the first holder of the Warschaw, Robertson, Law Families Chair in Prostate Cancer. Dr. Holden has served as a member of the board of directors of Telormedix SA from 2008 to 2017 and served as a member of the board of directors of Acurian, Inc. from 1999 through 2014. Dr. Holden also served on the Board of the American College of Medical Informatics from 1999 through 2006 and is currently on the board of Clarus Therapeutics. In addition, he was a founding partner at Tower Urology in Los Angeles. Dr. Holden received a B.S. degree from the University of Wisconsin-Madison and completed his medical degree and received his surgical training at Weill Cornell Medical College and the New York Hospital-Cornell University Medical College. He completed his urology residency at Emory University School of Medicine and fellowships in urology and developmental genetics at Memorial Sloan-Kettering Cancer Center. He also was awarded a clinical fellowship from the American Cancer Society. Our Board believes Dr. Holden’s medical knowledge and experience qualifies him to serve on our Board.

Ran Nussbaum has served as our director since May 2013 .Mr. Nussbaum is a managing partner and co-founder of The Pontifax Group, which established seven funds with over one billion dollars under management and invested in over 100 portfolio companies around the globe. Over the past 15 years, Mr. Nussbaum has been managing The Pontifax Group’s activity together with Mr. Tomer Kariv. Mr. Nussbaum is the Chair of the Board of Keros Therapeutics Inc. He currently serves as a Director of 3. Eloxx Pharmaceuticals, Lutris Pharma Ltd., and Prevail Therapeutics Inc. Mr. Nussbaum also previously served on the boards of directors of many of The Pontifax Group’s portfolio companies: Quiet Therapeutics Ltd., Ocon Medical Ltd., N.T.B. Pharma Ltd., ArQule, Inc. (acquired by Merck in January 2020), Zolex Therapeutics Ltd, c-Cam Biotherapeutics Ltd (acquired by Merck)., Kite Pharma, Inc, BioBlast Pharma Ltd, Nutrinia Ltd, Biomedix Ltd, Nasvax Ltd, NovellusDx Ltd, and VBI Vaccines Inc. Our Board believes Mr. Nussbaum’s investor experience qualifies him to serve on our Board.

Our Board unanimously recommends
that you vote “FOR” each named nominee.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED COMPENSATION POLICY FOR OFFICE HOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE ISRAELI COMPANIES LAW, 5759-1999

Background

Under the Companies Law, companies incorporated under the laws of the State of Israel whose shares are listed for trading on a stock exchange or have been offered to the public in or outside of Israel, such as us, are required to adopt a policy governing the compensation of “office holders” (as defined in the Companies Law).

Accordingly, we maintain a compensation policy for our office holders (the “Prior Compensation Policy”), which our Board and shareholders originally adopted in 2018 and subsequently amended and restated in 2019. In light of revisions to our compensation practices and policies, in March 2022 our Board, following the recommendation of our Compensation, Nominating and Corporate Governance Committee, approved amending and restating the Prior Compensation Policy in the form attached hereto as Appendix A (the “Revised Compensation Policy”) and our shareholders are being asked to approve the Revised Compensation Policy at the Annual Meeting.

The material differences between the Revised Compensation Policy and the Prior Compensation Policy, which is described (as currently in effect) below under the section titled “Non-Employee Director Compensation Policy,” are the following:

●

The addition of a provision that permits non-employee directors to elect to convert 25% or 50% of their annual cash compensation for general service as a member of the Board into an award of fully vested restricted stock units, subject to certain procedures set forth in the Revised Compensation Policy.

●

The change of the annual grant from consisting of a stock option to purchase 10,000 ordinary shares to consisting of both a stock option to purchase 7,000 ordinary shares and restricted stock units for 3,000 ordinary shares.

●

The addition of a provision that permits the Board or the Compensation, Nominating and Corporate Governance Committee to establish a program under which non-employee directors may elect to defer receipt of shares or cash, as applicable, that would otherwise be delivered to them upon the vesting, exercise or settlement of annual grant(s) they receive under the Revised Compensation Policy.

●	The addition of a clarification that inducement grants are applicable only to prospective directors.
●

The addition of share ownership guidelines for non-employee directors that requires such non-employee directors to beneficially own a number of ordinary shares equal to the lesser of (i) the number of ordinary shares having a dollar value (calculated in accordance with the guidelines) equal to 3x the annual cash retainer paid to non-employee directors for general service as a member of the Board and (ii) 15,000 ordinary shares, by the end of the calendar that is five years after the Start Date (as defined in the guidelines).

●	The removal of the prohibition against the fixed and variable components in the compensation policy with respect to the Company's officers and non-employee directors exceeding a ratio of 1:3.

In recommending and approving the Revised Compensation Policy, our Board and Compensation, Nominating and Corporate Governance Committee considered the various factors set forth in the Companies Law, and reviewed various data and other information they deemed relevant, including, among others: (i) promoting the Company’s objectives, business plan and long-term policy; (ii) creating appropriate incentives for the Company’s office holders, considering, among other issues, the Company’s risk management policy; (iii) the Company’s size and nature of operations; (iv) with respect to variable elements of compensation, the office holder’s contribution to achieving corporate objectives and increasing profits, with a long-term view and in accordance with his or her role; (v) the recommendations of an independent compensation consultant engaged by the Compensation, Nominating and Corporate Governance Committee; and (vi) feedback from shareholders following shareholder engagement efforts.

Under the Companies Law, subject to certain conditions and if it is in the best interest of the Company, our Board may adopt the Revised Compensation Policy, even if it is not approved by the shareholders.

Required Vote

The affirmative vote of the holders of a majority of the ordinary shares represented at the Annual Meeting in person or by proxy and voting thereon (excluding abstentions) is required to approve the resolution set forth below, provided that either: (i) such majority includes a majority of the shares voted by shareholders who are not controlling shareholders and who do not have a personal interest in the resolution, excluding abstentions; or (ii) the total number of shares of shareholders who are not controlling shareholders and who do not have a personal interest in the resolution voted against the resolution does not exceed 2% of the voting rights of the Company.

In order for a vote on Proposal 2 to be counted, the voting shareholder must inform us (or if voting by proxy, indicate via the enclosed proxy card or by telephone or online) whether or not he or she has a personal interest in the resolution under such proposal. In order to inform us accordingly, and therefore for your vote to be counted in respect of Proposal 2, you must indicate in Item 2A on the proxy card or the telephone or online instructions whether or not you have a personal interest or are a controlling shareholder of the Company. If you fail to so indicate, your vote will not be counted in respect of Proposal 2. A personal interest does not include a personal interest arising solely from the holding of shares in the Company. Please see the discussion under “How many votes are needed to approve each proposal?” above for definitions of the terms “controlling shareholder” and “personal interest” for purposes of this Proposal 2.

Abstentions and broker non-votes, if any, will have no effect.

Proposed Resolution

It is proposed that at the Annual Meeting the following resolution be adopted:

“RESOLVED, that the 2022 Non-Employee Director and Officer Compensation Policy and Non-Employee Director Share Ownership Guidelines for office holders, in the form attached as Appendix A to UroGen Pharma Ltd.’s proxy statement, dated May 2, 2022, relating to the 2022 Annual Meeting of Shareholders, be, and hereby is, approved.”

Our Board unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN

Background

On March 7, 2022, our Board amended the UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), subject to shareholder approval, to increase the number of ordinary shares authorized for issuance under the 2017 Plan by 400,000 shares. We refer to the 2017 Plan, as amended on March 7, 2022 as the “Amended 2017 Plan” throughout this proxy statement. References in this proposal to our Board include the Compensation, Nominating and Corporate Governance Committee of the Board, where applicable.

Why We Are Asking our Shareholders to Approve the Amended 2017 Plan

Currently, we maintain the 2017 Plan to grant stock options, restricted stock units and other stock awards in order to provide long-term incentives to our employees and directors. Approval of the Amended 2017 Plan by our shareholders will allow us to continue to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation, Nominating and Corporate Governance Committee. The Amended 2017 Plan allows us the potential to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees and directors, and to provide long-term incentives that align the interests of our employees and directors with the interests of our shareholders. Our Board believes that the Amended 2017 Plan is an integral part of our long-term compensation philosophy and the Amended 2017 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Requested Shares

Subject to adjustment for certain changes in our capitalization, if this Proposal 3 is approved by our shareholders, the aggregate number of ordinary shares that may be issued under the Amended 2017 Plan will not exceed the sum of (i) 1,400,000 shares initially reserved under the 2017 Plan, (ii) 250,167 shares added to the 2017 Plan pursuant to automatic increases pursuant to the provisions of the 2017 Plan (iii) 1,900,000 shares added to the 2017 Plan in August 2018 pursuant to the approval of the Board and our shareholders, (iii) 400,000 shares added to the 2017 Plan in April 2020 pursuant to the approval of the Board and our shareholders, and (iv) 400,000 added to the 2017 Plan in March 2021 pursuant to the approval of the Board and subsequently approved by our shareholders on June 7, 2021 and (v) 400,000 newly requested shares approved by the Board on March 7, 2022.

Why We Believe It’s Important to Vote to Approve the Amended 2017 Plan

Equity Awards Are an Important Part of Our Compensation Philosophy

Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in retaining and motivating our overall employee base, key talent and senior leadership. The Board believes that the issuance of equity awards is a key element underlying our ability to retain and motivate our employees, key talent and senior leadership, and aligns the longer-term interests of such personnel with those of our shareholders. The Amended 2017 Plan will allow us to continue to provide performance-based incentives to our eligible employees. Therefore, the Board believes that the Amended 2017 Plan is in the best interests of the Company and its shareholders and recommends a vote in favor of this Proposal 3.

The Size of Our Share Reserve Request Is Reasonable

As of March 31, 2022, we had 624,040 shares available for grant under the 2017 Plan. If the Amended 2017 Plan is approved by our shareholders, we will have an additional 400,000 shares available for grant after the Annual Meeting. We anticipate this to be a pool of shares necessary to provide a predictable amount of equity for retaining and motivating employees, key talent and senior leadership. The size of our request is also reasonable in light of the equity granted to our employees and directors over the past year. If the Amended 2017 Plan is not approved by our shareholders, the existing 2017 Plan will continue in effect, but we will be limited in the grants that we will be able to make, which could place us in a disadvantageous position as compared with our competitors.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize shareholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2022
Total number of ordinary shares subject to outstanding stock options	3,136,804
Weighted-average exercise price of outstanding stock options	$27.70
Weighted-average remaining term of outstanding stock options	5.17 years
Total number of ordinary shares subject to outstanding full value awards	812,740
Total number of ordinary shares available for grant under the 2017 Equity Incentive Plan	604,040
Total number of shares of ordinary shares available for grant under other equity incentive plans	118,770

As of April 29, 2022
Total number of ordinary shares outstanding	22,688,512
Per-share closing price of common stock as reported on Nasdaq Global Market	$7.06

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2019-2021.

	Fiscal Year
	2021	2020	2019
Total number of ordinary shares subject to stock options granted	593,000	400,600	955,732
Total number of ordinary shares subject to time-based full value awards granted	501,125	591,480	355,065
Total number of ordinary shares subject to performance-based full value awards earned	-	-	-
Weighted-average number of ordinary shares outstanding	22,347,481	21,780,826	20,528,727
Burn Rate	4.90%	4.55%	6.39%

Key Plan Features

The Amended 2017 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

●

Repricing is not allowed without shareholder approval. The Amended 2017 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancelation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our ordinary shares in exchange for cash or other stock awards under the Amended 2017 Plan without prior shareholder approval.

●

Shareholder approval is required for additional shares. The Amended 2017 Plan does not contain an annual “evergreen” provision. The Amended 2017 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

●	No liberal change in control provisions. Our Amended 2017 Plan does not provide for single-trigger acceleration in the event of a change in control transaction.

●

No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our ordinary shares on the date the stock option or stock appreciation right is granted.

●

Submission of amendments to the Amended 2017 Plan to shareholders. The Amended 2017 Plan requires shareholder approval for material amendments to the Amended 2017 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the Amended 2017 Plan.

●

Flexibility in designing equity compensation scheme. The Amended 2017 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility, we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

●

Broad‑based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

●

Awards subject to forfeiture/clawback. Awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

●

Administration by independent committee. The Amended 2017 Plan will be administered by the members of our Compensation, Nominating and Corporate Governance Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

Description of the Amended 2017 Plan

The material features of the Amended 2017 Plan are described below. The following description of the Amended 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2017 Plan. Shareholders are urged to read the actual text of the Amended 2017 Plan in its entirety, which is appended as Appendix B to the copy of this proxy statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.

General. The Amended 2017 Plan provides for the grant of incentive stock options to our employees and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other forms of stock awards to our employees, directors and consultants.

Authorized Shares. The maximum number of shares that may be issued under the Amended 2017 Plan is 4,750,167. The maximum number of ordinary shares that may be issued upon the exercise of incentive stock options under the Amended 2017 Plan is 5,600,000. Shares subject to awards granted under the Amended 2017 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under the Amended 2017 Plan. Additionally, shares issued pursuant to awards under the Amended 2017 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under the Amended 2017 Plan.

Plan Administration. Our Board, or a duly authorized committee of our Board, administers the Amended 2017 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the Amended 2017 Plan, our Board has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements.

Section 162(m) Limits. At such time as necessary for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), no participant may be granted stock awards covering more than 500,000 of our ordinary shares under the Amended 2017 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our ordinary shares on the date of grant. Additionally, no participant may be granted in a calendar year a performance stock award covering more than 500,000 of our ordinary shares or a performance cash award having a maximum value in excess of $3.0 million under the Amended 2017 Plan. These limitations were previously included in the 2017 Plan to allow us to grant compensation that would not be subject to the $1,000,000 annual limitation on the income tax deductibility of compensation paid to a covered executive officer imposed by Section 162(m) of the Code. As noted in the section of the Compensation Discussion and Analysis portion of this proxy statement entitled “Tax and Accounting Implications,” this exemption from Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for taxable years beginning after December 31, 2017. Despite this change in tax law, we have chosen to retain the limits in the Amended 2017 Plan. The presence of these limits (and other references to 162(m) in the Amended 2017 Plan) should not be taken to mean that the performance-based exemption will be applicable to awards under the Amended 2017 Plan, as it will indeed not be applicable.

Stock Options. Incentive stock options and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the Amended 2017 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share on the date of grant. Options granted under the Amended 2017 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to our Board, or a duly authorized committee of our Board, and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ceases for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant that have not vested as of the date the participant terminates service with us.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share on the date of grant. A stock appreciation right granted under the Amended 2017 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

Performance Awards. The Amended 2017 Plan permits the grant of performance-based stock and cash awards. Our Compensation, Nominating and Corporate Governance Committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our shares. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2017 Plan, (2) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (3) the class and maximum number of shares subject to stock awards that can be granted in a calendar year and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Transactions. The Amended 2017 Plan provides that in the event of certain specified significant transactions, including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction and (4) the consummation of a merger or consolidation where we do survive the transaction but our shares outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the administrator may take one or more of the following actions with respect to such stock awards: (1) arrange for the assumption, continuation or substitution of a stock award by a successor corporation, (2) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation, (3) accelerate the vesting, in whole or in part, of the stock award and provide for its termination prior to the transaction, (4) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us, (5) cancel or arrange for the cancellation of the stock award prior to the transaction in exchange for a cash payment, if any, determined by the Board or (6) make a payment, in the form determined by The Board, equal to the excess, if any, of the value of the property the participant would have received upon exercise of the awards prior to the transaction over any exercise price payable by the participant in connection with the exercise.

Transferability. A participant may not transfer stock awards under the Amended 2017 Plan other than by will, the laws of descent and distribution or as otherwise provided under the Amended 2017 Plan.

Plan Amendment or Termination. Our Board has the authority to amend, suspend or terminate the Amended 2017 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted the Amended 2017 Plan. No stock awards may be granted under the Amended 2017 Plan while it is suspended or after it is terminated.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2017 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option (“ISO”) (although, in certain circumstances, there may be an item of adjustment included for alternative minimum tax purposes). If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss. If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are generally allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of our ordinary shares received over any amount paid by the recipient in exchange for our ordinary shares.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2017 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2017 Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for taxable years beginning after December 31, 2017. Our Compensation, Nominating and Corporate Governance Committee has reserved the right to grant compensation that is not tax deductible if it determines that doing so will better meet the Company’s goals and objectives. For more information about Section 162(m), please see “Tax and Accounting Implications” in the Compensation Discussion and Analysis section.

New Plan Benefits

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2017 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2017 Plan, except as set forth below with respect to non-employee directors. As of March 31, 2022, we have 192 employees, 28 consultants and seven non-employee directors who would be eligible to receive grants under the Amended 2017 Plan. Awards granted under the Amended 2017 Plan to our non-employee directors are not subject to set benefits or amounts under the terms of the Amended 2017 Plan itself. However, our Prior Compensation Policy and, if approved, our Revised Compensation Policy, provides for certain equity award grants to our non-employee directors as set forth below in the section entitled, “Non-Employee Director Compensation Policy” or as described in Proposal 2, as applicable. On and after the date of the Annual Meeting, if this Proposal 3 is approved by our shareholders, any such equity award grants will be made under the Amended 2017 Plan. If this Proposal 3 is not approved by our shareholders, any such equity award grants will be made under the existing 2017 Plan. For additional information regarding our current compensation program for non-employee directors, please see below in the section entitled “Director Compensation”.

Option Awards Granted Under the 2017 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of ordinary shares subject to option awards that have been granted (even if not currently outstanding) under the 2017 Plan as of March 31, 2022.

2017 Equity Incentive Plan

Name and Position	As of March 31, 2022 Number of Shares underlying Option Awards(1)
Elizabeth Barrett, Chief Executive Officer	622,432
Molly Henderson, Former Chief Financial Officer	21,000
Mark Schoenberg, Chief Medical Officer	70,564
Jason Smith, General Counsel and Chief Compliance Officer	53,000
All current executive officers as a group	775,996
All current directors who are not executive officers as a group	520,000
Each nominee for election as a director:	360,000
Each associate of any executive officers, current directors or director nominees	-
Each other person who received or is to receive 5% of awards	-
All employees, including all current officers who are not executive officers, as a group (2)	2,761,524

(1)	The table above only includes stock options granted and does not include restricted stock awards or performance stock awards granted.
(2)	Amount represents the number of all stock option awards ever granted under the 2017 Plan, including to previous employees and officers who are not executive officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,223,290	$34.12	1,079,213
Equity compensation plans not approved by security holders(1)	746,267(2)	$8.60	89,736
Total	2,969,557	$27.70	1,168,949

(1)

In May 2019, we adopted the UroGen Pharma Ltd. 2019 Inducement Plan (the “Inducement Plan”) without the approval of our security holders. Under the Inducement Plan, the Company is authorized to issue up to 900,000 ordinary shares pursuant to awards issued under the Inducement Plan. In December 2021, the Board approved a 300,000 increase in the share reserve of the Inducement plan. Our Inducement Plan provides for the grant of nonstatutory stock options, restricted stock unit awards, and other awards. The only persons eligible to receive awards under our Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) or 5635(c)(3) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of the Company or are following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with the Company. In addition, awards granted under our Inducement Plan must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Nasdaq Marketplace Rule 5605(a)(2)) or the Compensation, Nominating and Corporate Governance Committee, provided such committee comprises solely independent directors. The terms of our Inducement Plan are otherwise substantially similar to our Amended 2017 Plan (including with respect to the treatment of awards upon corporate transactions involving us or certain changes in our capitalization).

(2)

As of December 31, 2021, options to purchase 170,000 ordinary shares and restricted stock units covering 393,839 shares were outstanding under the Inducement Plan. All options granted under the Inducement Plan have a maximum term of ten years. The Inducement Plan, and awards thereunder, may be amended by the Board at any time or from time to time in accordance with the terms of the Inducement Plan and applicable law.

(3)	The weighted average exercise price does not take into account the shares subject to outstanding restricted stock units which have no exercise price.

Required Vote

“For” votes from holders of a majority of the shares present via virtual attendance or represented by proxy and voting on the matter at the Annual Meeting is required to approve this Proposal 3. Abstentions and broker non-votes, if any, will have no effect.

Proposed Resolutions

It is proposed that at the Annual Meeting the following resolution be adopted:

“RESOLVED, that the amendment to the UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended, in the form attached as Appendix B to UroGen Pharma Ltd.’s proxy statement, dated May 2, 2022, relating to the 2022 Annual Meeting of Shareholders, be, and hereby is, approved.”

Our Board unanimously recommends

that you vote “FOR” the foregoing resolution.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board has adopted a policy to solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests, consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Our Board unanimously recommends

that you vote “FOR” the foregoing resolution.

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation, Nominating and Corporate Governance Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present via virtual attendance or represented by proxy and voting on the matter at the Annual Meeting. Abstentions and broker non-votes will have no effect.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC US”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and through our 2023 annual meeting of shareholders and the Board has further endorsed the selection. Israeli law requires that our shareholders shall confirm the appointment of our independent registered public accounting firm at the Annual Meeting.  Representatives of PwC US are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the shareholders fail to ratify the selection, the Audit Committee will reconsider retaining an alternate independent registered public accounting firm.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us for the years ended December 31, 2021 and 2020, by PwC US.

	Year Ended December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$1,103	$938
Audit-related Fees(2)	—	68
Tax Fees	—	—
All Other Fees(3)	1	3
	$1,104	$1,009

(1)	For the years ended December 31, 2021 and 2020, the aggregate audit fees were for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

(2)	For the year ended December 31, 2020, audit-related fees pertained to services rendered in connection with procedures required for filings with the SEC.

(3)	For the years ended December 31, 2021 and 2020, other fees were for accounting research subscription services.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve all audit, audit-related and all permitted non-audit services, and related fees and terms, to be provided to the Company by the independent auditor under applicable law and regulations. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee’s Chairperson, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PwC US is compatible with maintaining the principal accountant’s independence

Required Vote

“For” votes from holders of a majority of the shares present via virtual attendance or represented by proxy and voting on the matter at the Annual Meeting is required to approve the engagement of PwC US, an independent registered public accounting firm, as the Company’s independent auditor until our 2023 annual meeting of shareholders. Abstentions and broker non-votes, if any, will have no effect.

Proposed Resolutions

It is proposed that at the Annual Meeting the following resolution be adopted:

“RESOLVED, that the engagement of PricewaterhouseCoopers LLP, an independent registered public accounting firm as the Company’s independent auditor until the 2023 Annual Meeting of Shareholders as described in the Company’s proxy statement, dated May 2, 2022, relating to the 2022 Annual Meeting of Shareholders, be, and hereby is, approved.”

Our Board unanimously recommends

that you vote “FOR” the foregoing resolution.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information relating to the beneficial ownership of our ordinary shares as of March 31, 2022, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;

●	each of our directors and each nominee for director;

●	each of our named executive officers; and

●	all of our current directors and executive officers as a group.

Beneficial ownership is based upon 22,682,221 ordinary shares issued and outstanding as of March 31, 2022 and determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Ordinary shares issuable upon vesting of outstanding equity awards that are exercisable or subject to vesting within 60 days after March 31, 2022 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o UroGen Pharma Ltd., 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders
Menora Mivtachim Holdings Ltd.(1)	2,954,699	13.0%
BlackRock, Inc.(2)	1,728,094	7.6%
Arkin Communications Ltd.(3)	1,369,315	6.0%
Entities affiliated with Pontifax Management III G.P. (2011) Ltd.(4)	1,522,669	6.7%
Directors and Named Executive Officers
Elizabeth Barrett(5)	666,040	2.9%
Mark Schoenberg(6)	193,529	*
Jason Smith (7)	30,116	*
Molly Henderson(8)	27,248	*
Arie Belldegrun(9)	466,193	2.0%
Cynthia M. Butitta(10)	87,500	*
Fred E. Cohen(11)	77,500	*
Kathryn E. Falberg(12)	93,771	*
Stuart Holden(13)	95,500	*
Ran Nussbaum(14)	1,522,669	6.7%
Shawn C. Tomasello(15)	77,500	*
All current directors and executive officers as a group (11 persons)(16)	3,342,238	14.0%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.
(1)

Represents ordinary shares beneficially owned as of December 31, 2020, based on a Schedule 13G filed on February 1, 2021, by Menora Mivtachim Holdings Ltd. In such filing, Menora Mivtachim Holdings Ltd. lists its address as Menora House, 23 Jabotinsky St., Ramat Gan 5251102, Israel, and indicates that it has shared voting power with respect to 2,954,699 ordinary shares and shared dispositive power with respect to 2,954,699 ordinary shares.

(2)

Represents ordinary shares beneficially owned as of December 31, 2021, based on a Schedule 13G filed on February 2, 2022, by BlackRock, Inc. In such filing, BlackRock Inc. lists its address as 55 E. 52nd St. New York, NY 10055, and indicates that it has sole voting power with respect to 1,690,456 ordinary shares and sole dispositive power with respect to 1728,094 ordinary shares.

(3)

Represents ordinary shares beneficially owned as of December 31, 2019, based on a Schedule 13D filed on February 12, 2020, by Arkin Communications Ltd. In such filing, Arkin Communications Ltd. indicates that it has shared voting power with respect to 1,369,315 ordinary shares and shared dispositive power with respect to 1,369,315 ordinary shares.

(4)

Consists of 1,433,928 ordinary shares and 81,741 ordinary shares issuable upon exercise of outstanding options held by Entities affiliated with Pontifax Management III G.P. (2011) Ltd within 60 days following March 31, 2022.

(5)	Consists of 308,608 ordinary shares and 357,432 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(6)	Consists of 23,221 ordinary shares and 170,308 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(7)	Consists of 7,449 ordinary shares and 22,667 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(8)	Consists of 5,248 ordinary shares and 22,000 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022
(9)	Consists of 245,452 ordinary shares and 220,741 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(10)	Consists of 87,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(11)	Consists of 15,000 ordinary shares and 62,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(12)

Consists of 16,271 ordinary shares held by the Kathryn E. Falberg Trust, of which Ms. Falberg is a trustee, and 77,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units held by Ms. Falberg within 60 days following March 31, 2022.

(13)	Consists of 95,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(14)

Consists of the 1,433,928 ordinary shares held by Entities affiliated with Pontifax Management III G.P. (2011) Ltd., of which Mr. Nussbaum is a director, and 88,741 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units held by Mr. Nussbaum within 60 days following March 31, 2022.

(15)	Consists of 77,500 ordinary shares issuable upon exercise of options or upon settlement of restricted stock units within 60 days following March 31, 2022.
(16)	Includes the shares described in notes (5) through (7) and (9) through (15), as well as shares held by our current Chief Financial Officer.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information concerning our executive officers, including their ages, as of the date of this proxy statement.

Name of Executive Officer	Age	Position(s)
Elizabeth Barrett	59	Chief Executive Officer and Director
Don Kim	45	Chief Financial Officer
Mark P. Schoenberg, MD	63	Chief Medical Officer
Jason Smith	50	General Counsel and Chief Compliance Officer

The biography of Ms. Barrett is set forth in “Proposal 1—Election of Directors” above.

Don Kim has served as our Chief Financial Officer since March 2022. Mr. Kim is a seasoned financial executive with extensive pharmaceutical industry experience. Before his promotion, Mr. Kim served as VP Finance at UroGen since August 2021. Prior to UroGen, Mr. Kim was employed by Strides Pharma Inc., generic pharmaceutical company, starting as Head of Finance in April 2020. He was subsequently appointed to the Stride Pharma board in March 2021. During his tenure at Strides Pharma, Mr. Kim played a key role in the company’s capital-raising efforts  in support of advancing its mission until his departure in August 2021. Prior to joining Strides Pharma, Mr. Kim was Controller at Sun Pharma Inc., a pharmaceutical company, from July 2019 to April 2020. Before that, Mr. Kim joined Zoetis Inc., an animal-health company, in December 2014 as Senior Manager-Corporate Audit. He was later promoted to Director-Corporate Audit in December 2015. He thereafter became the US Controller at Zoetis Inc. in January 2018 until his departure from the company in July 2019. Earlier in his career, Mr. Kim served as Audit/Assurance Manager at Deloitte, NY. He is a licensed Certified Public Accountant in California. Mr. Kim holds a Master of Business Administration from the University of North Carolina, Chapel Hill, and bachelor’s degree from Yonsei University in Korea.

Mark P. Schoenberg, M.D. has served as our Chief Medical Officer since December 2017 and, prior to that, served as our Medical Director since February 2016. Dr. Schoenberg has over 20 years of experience in clinical practice and research focused on the care of patients with all forms of bladder cancer. Since April 2014, Dr. Schoenberg has been University Professor and Chair of the Urology Department at The Montefiore Medical Center for The Albert Einstein College of Medicine of Yeshiva University. Prior to joining Montefiore, from 2005 to 2014, Dr. Schoenberg served as Director of Urologic Oncology and Bernard L. Schwartz Distinguished Professor of Urologic Oncology at Johns Hopkins Hospital. Dr. Schoenberg is also the past chair of the Medical Advisory Board of the Bladder Cancer Advocacy Network, the author of The Guide to Living with Bladder Cancer, co-editor of The Textbook of Bladder Cancer, a contributor to Campbell’s Urology and a past Senior Editor of the journal Seminars in Urologic Oncology. Dr. Schoenberg received his M.D. (Alpha Omega Alpha) from the University of Texas Health Sciences Center and completed his residency in General Surgery and Urology at the Hospital of The University of Pennsylvania, where he served as chief resident and urology instructor, before completing basic research and clinical urologic oncology fellowships at Johns Hopkins under the auspices of The American Cancer Society. Dr. Schoenberg is a fellow of the American College of Surgeons, as well as a member of the American Association of Cancer Research, the Society of Urologic Oncology and the American Urological Association.

Jason Smith has served as our General Counsel, Chief Compliance Officer and Corporate Secretary since August 2020. Mr. Smith is responsible for leading our legal, intellectual property and corporate compliance functions. Mr. Smith joined us from Pfizer, where he served as Chief Counsel, Oncology from August 2016 to August 2020. From October 2009 to August 2016, Mr. Smith acted as counsel for several Pfizer business, including Vaccines and Essential Health. Before Pfizer, Mr. Smith worked in the legal department at Wyeth, LLC from December 2001 to its acquisition by Pfizer in October 2009, including as Antitrust Counsel, Global Product Counsel and Chief Counsel, U.S. Pharmaceuticals. Before joining Wyeth, LLC, Mr. Smith, from September 1998 to December 2001, was an associate at Howrey, Simon, Arnold & White in Washington, DC, in the antitrust and commercial litigation groups. Mr. Smith clerked for the Honorable Robert E. Payne, U.S. District Court for the Eastern District of Virginia, Richmond Division, from August 1997 to August 1998. Mr. Smith received his bachelor’s degree in Economics, from Binghamton University and a J.D. degree from The George Washington University Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses our executive compensation policies and how and why our Compensation, Nominating and Corporate Governance Committee arrived at specific compensation decisions for the year ending December 31, 2021. It provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to our named executive officers for the fiscal year ended December 31, 2021, which consisted of our principal executive officer, our former principal financial officer and our only two remaining executive officers during 2021. Our current principal financial officer was subsequently appointed in March 2022. These named executive officers were as follows:

Name	Position(s)
Elizabeth Barrett	President and Chief Executive Officer
Molly Henderson	Former Chief Financial Officer
Mark P. Schoenberg	Chief Medical Officer
Jason Smith	General Counsel and Chief Compliance Officer

Executive Summary

The important features of our executive compensation program include the following:

●

A substantial portion of executive pay is tied to performance. We structure a significant portion of our named executive officers’ compensation to be variable, at risk and therefore tied directly to our measurable performance.

●

Our executive bonuses are dependent on the Company and the officer achieving annually determined goals and objectives. Our annual performance-based bonus opportunities for all our named executive officers are determined by the Compensation, Nominating and Corporate Governance Committee in its sole discretion based upon the Company’s and the officer’s achievement of goals and objectives determined on an annual basis by the Company.

●

We emphasize long-term equity incentives. Equity awards are an integral part of our executive compensation program and comprise the primary “at-risk” portion of our named executive officer compensation package. During 2021, we granted our executive officers options to purchase our ordinary shares and restricted stock units. These awards strongly align our executive officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our executive officers to remain in our long-term employ.

●	We do not provide our executive officers with any excise tax gross ups.

●	We generally do not provide executive fringe benefits or perquisites to our executives, such as car allowances.

●

Our Compensation, Nominating and Corporate Governance Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions. The compensation consultant advises the Compensation, Nominating and Corporate Governance Committee on market practices, including identifying a peer group of companies and their compensation practices, so that our Compensation, Nominating and Corporate Governance Committee can regularly assess the Company’s individual and total compensation programs against these peer companies, the general marketplace and other industry data points.

Objectives, Philosophy and Elements of Executive Compensation

Our compensation program aims to achieve the following main objectives:

●	attract and retain and reward highly qualified executives;

●	provide incentives that motivate and reward for achievement of our key performance goals that increase shareholder value over the long-term;

●	align our executives’ interests with those of our shareholders; and

●	link pay to company performance.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We provided signing bonuses to our executive officers when they joined the Company. We also provide our executive officers with benefits available to all our employees, including participation in employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.

Generally reviewed annually and determined based on a number of factors (including individual performance and the overall performance of our Company) and by reference, in part, to market data provided by our independent compensation consultant.

Performance Bonus (at-risk cash)	Motivates and rewards for attaining key annual Company and executive officer performance goals and objectives.

Target bonus amounts are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives consistent with our strategic plan and individual performance objectives that relate to the officer’s role and expected contribution toward reaching our corporate goals, determined by the Board and communicated at the beginning of the year. Actual bonus amounts earned are determined after the end of the year, taking into account corporate and individual performance objectives.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; aligns executives’ interests with shareholder interests and changes in shareholder value.

Equity opportunities are generally reviewed annually and may be granted during the first half of the year or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement.

	Attracts highly qualified executives and encourages their continued employment over the long-term.	Individual awards are determined based on a number of factors, including current corporate and individual performance and market data provided by our independent compensation consultant.

We focus on providing a competitive compensation package to our executive officers which provides significant short- and long-term incentives for the achievement of measurable Company and executive officer goals and objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize shareholder value.

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation, Nominating and Corporate Governance Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes is appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, historically we have structured a significant portion of the named executive officers’ total target compensation so that it is comprised of performance-based bonus opportunities and long-term equity awards, in order to align the executive officers’ incentives with the interests of our shareholders and our corporate goals.

2021 Say-on-Pay Results

At our 2021 annual meeting of shareholders, we held a shareholder advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote, which resulted in approximately 78% of the total votes cast being in favor of the advisory proposal. This was a significant increase over the prior year’s approval percentage, and we viewed this result (coupled with the lack of specific concerns expressed during our shareholder outreach during the course of the year) as indicating that our shareholders were generally in favor of our compensation program. Our shareholders previously indicated at our 2019 annual meeting a preference that we hold a “say-on-pay” vote on an annual basis, and as such, we are holding a vote at this annual meeting and our next vote will be held at our 2023 annual meeting.

How We Determine Executive Compensation

Role of our Compensation, Nominating and Corporate Governance Committee, Management and the Board

The Compensation, Nominating and Corporate Governance Committee is appointed by the Board and has responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation, Nominating and Corporate Governance Committee’s oversight of the executive compensation program, see the section above titled “Compensation, Nominating and Corporate Governance Committee”. Our Compensation, Nominating and Corporate Governance Committee consists solely of independent members of the Board.

The Compensation, Nominating and Corporate Governance Committee reviews all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation, Nominating and Corporate Governance Committee performance assessments and compensation recommendations. While the Chief Executive Officer discusses her recommendations with the Compensation, Nominating and Corporate Governance Committee, she does not participate in the deliberations concerning, or the determination of, her own compensation. The Compensation, Nominating and Corporate Governance Committee discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation, Nominating and Corporate Governance Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation, Nominating and Corporate Governance Committee meetings.

The Compensation, Nominating and Corporate Governance Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation, Nominating and Corporate Governance Committee determines appropriate. The Compensation, Nominating and Corporate Governance Committee does not delegate authority to approve executive officer compensation. The Compensation, Nominating and Corporate Governance Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. The Compensation, Nominating and Corporate Governance Committee will continue to monitor and evaluate our executive compensation program in light of our shareholders’ views, before making any appropriate adjustments, and continue to consider the outcome of our say-on-pay votes and our shareholders’ views when making future compensation decisions for our named executive officers.

Role of Compensation Consultant

The Compensation, Nominating and Corporate Governance Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation, Nominating and Corporate Governance Committee has retained Compensia, Inc. (“Compensia”) as its compensation consultant. A representative of Compensia generally attends meetings of the Compensation, Nominating and Corporate Governance Committee. In addition, Compensia supported the selection of companies included in our compensation peer group, provided competitive market assessments of the compensation of our executive officers and non-employee director compensation programs and provided support on other matters as requested by the Compensation, Nominating and Corporate Governance Committee.

The Compensation, Nominating and Corporate Governance Committee has analyzed whether the work of Compensia as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation, Nominating and Corporate Governance Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Use of Competitive Market Compensation Data

The Compensation, Nominating and Corporate Governance Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent.

Working with Compensia, the Compensation, Nominating and Corporate Governance Committee approved a group of companies that were identified as peers based on alignment with our Company’s industry, stage of drug development, headcount, and market capitalization. The peer group that was identified and used in research that informed executive compensation for 2021, included the following companies: Agenus, Aquestive Therapeutics, Atara Biotherapeutics, Clovis Oncology, Corcept Therapeutics, Eiger BioPharmaceuticals, Epizyme, G1 Therapeutics, Karyopharm Therapeutics, MacroGenics, Progenics Pharmaceutical, Puma Biotechnology, Rigel Pharmaceuticals, TG Therapeutics, Verastem, Y-mAbs Theapeutics and Zogenix.

Compensia completed an assessment of our executive compensation to inform the Compensation, Nominating and Corporate Governance Committee’s determinations regarding executive compensation for 2022 using data compiled from the following peer companies: Aquestive Therapeutics, AVEO Pharmaceuticals, Clovis Oncology, Eagle Pharmaceuticals, Eiger BioPharmaceuticals, Epizyme, G1 Therapeutics, Harpoon Therapeutics, Karyopharm Therapeutics, MEI Pharma, Puma Biotechnology, Rigel Pharmaceuticals, Spectrum Pharmaceuticals, Syros Pharmaceuticals, Verastem and Zogenix. Changes in the peer group from the previous year primarily reflected selection of peers with comparable size and market capitalization. Compensia prepared and the Compensation, Nominating and Corporate Governance Committee reviewed, a range of market data reference points with respect to base salary, performance bonuses, target total cash compensation (base salary and the annual target performance bonus), equity compensation, and total direct compensation (target total cash compensation and equity compensation) with respect to each of the named executive officers. This benchmarking analysis found that 2021 equity and target total compensation was at or below the 30th percentile for our executive officers excluding the CEO. Equity compensation for the CEO was positioned at the 85th percentile, noting that market median equity grant values were down approximately 25% reflecting changes in the composition and size of peer companies. The named executive officers whose compensation was the focus of this research included Elizabeth Barrett, Molly Henderson, Mark Schoenberg and Jason Smith.

Market data is only one of the factors that the Compensation, Nominating and Corporate Governance Committee considers in making compensation decisions. The Compensation, Nominating and Corporate Governance Committee considers other factors as described below under “Factors Used in Determining Executive Compensation”.

Factors Used in Determining Executive Compensation

Our Compensation, Nominating and Corporate Governance Committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the Compensation, Nominating and Corporate Governance Committee believes that executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, the Compensation, Nominating and Corporate Governance Committee generally takes into consideration the factors listed below.

●	Company performance and existing business needs

●	Each named executive officer’s individual performance, scope of job function and the critical skill set of the named executive officer to the company’s future performance

●	The need to attract new talent to our executive team and retain existing talent in a highly competitive industry

●	A range of market data reference points, as described above under “Use of Competitive Market Compensation Data”

●	Recommendations from consultants on compensation policy determinations for the executive officer group

2021 Executive Compensation Program

Base Salary

The base salaries of our executive officers are designed to compensate them for day-to-day services rendered during the fiscal year. Appropriate base salaries are used to recognize the experience, skills, knowledge and responsibilities required of each executive officer and to allow us to attract and retain individuals capable of leading us to achieve our business goals in competitive market conditions.

The base salaries of our executive officers are reviewed at least annually by our Compensation, Nominating and Corporate Governance Committee and adjustments are made to reflect Company and individual performance, as well as competitive market practices. Our Compensation, Nominating and Corporate Governance Committee also takes into account subjective performance criteria, such as an executive officer’s ability to lead, organize and motivate others, develop the skills necessary to mature with us, set realistic goals to be achieved in his or her respective area, and recognize and pursue new business opportunities that enhance our growth and success. Our Compensation, Nominating and Corporate Governance Committee does not apply specific formulas to determine increases, but instead makes an evaluation of each executive officer’s contribution to our long-term success. Annual adjustments to base salaries are effective as of March 1 of each year, with mid-year adjustments to base salaries made under special circumstances, such as promotions or increased responsibilities, or to align certain base salaries with those of individuals in comparable positions at the companies in our compensation peer group.

The 2021 base salaries for our executive officers were as follows:

Executive	Base Salary	Percentage Increase in Base Salary from December 2020
Elizabeth Barrett	$742,630	3.00%
Molly Henderson	$434,936	1.15%
Mark P. Schoenberg(1)	$316,725	54. 50%
Jason Smith	$430,112	1.20%

____________________

(1) The increase in Dr. Schoenberg's base salary reflects and amendment to his executive employment agreement executed in April 2021 increasing his reduced-time capacity from 50% full-time equivalent role to a 75% full-time equivalent role.

Annual Performance Bonus

Our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve defined annual corporate goals and to reward them for individual performance towards these goals. The annual performance-based bonus each current named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals and objectives that the Board establishes each year. At the end of the year, the Board and Compensation, Nominating and Corporate Governance Committee review our performance and approve the extent to which we achieved each of these corporate goals. Generally, the Board and Compensation, Nominating and Corporate Governance Committee will assess each named executive officer’s individual contributions towards reaching our annual corporate goals and objectives but does not typically establish specific individual goals for our named executive officers.

The table below sets forth the targets for our named executive officers for 2021, as provided for in their respective employment agreements. The target percentage is paid as a percentage of such executive officer’s base salary. For example, if 100% of the Company’s performance goals are achieved, this would yield our Chief Executive Officer, Elizabeth Barrett, a cash incentive award of 50% of her base salary.

Executive Officer	Target Percentage of Base Salary
Elizabeth Barrett	50%
Molly Henderson	50%
Mark P. Schoenberg	(1)
Jason Smith	50%

(1)

Dr. Schoenberg’s annual target bonus is $225,000. Dr. Schoenberg is eligible to receive up to 150% of the annual target bonus based upon the achievement of the Company’s corporate goals and objectives.

In the second quarter of 2021, the Compensation, Nominating and Corporate Governance Committee amended and finalized the corporate goals as described below. Our objective corporate goals were designed to be challenging to achieve and are directly aligned with our specific strategic goals, including advancing our development programs, our research function, our clinical activities, commercialization activities and certain corporate and financial goals, which we believe will create long-term value for shareholders. The maximum possible corporate achievement for 2020 was 150% of our 2020 corporate goals (up to 100% for the core goals and 50% for the stretch goals). In December 2020, the Compensation, Nominating and Corporate Governance Committee evaluated the accomplishments and performance of the Company against such corporate goals. In making this evaluation, the Compensation, Nominating and Corporate Governance Committee particularly considered the impact of the achievement of updating the clinical plan for UGN-102 with the new Phase 3 ENVISION trial. The Compensation, Nominating ad Corporate Governance Committee noted as part of its evaluation of goal achievement that this new study increases the probability of regulatory success for UGN-102 given its streamlined design in addition to the encouraging results observed from our Phase 2 OPTIMA II study, and represents an important achievement for the Company. The Compensation, Nominating and Corporate Governance Committee also considered the impact of the ongoing COVID-19 pandemic. In its consideration of the commercialization of Jelmyto, the Compensation, Nominating and Corporate Governance Committee acknowledged the particular challenges of continued launch activities in connection with a new product during this unprecedented time. After its consideration of the Company’s performance, as more specifically described below, the Compensation, Nominating and Corporate Governance Committee rated our 2021 corporate achievement at 85% of our 2021 corporate goals.

Corporate Goal – Core	Weighting	Corporate Achievement
Achieve revenue and patients dosed per 2021 financial commitment	50%	Partially Achieved
On track patient accrual of Phase 3 UGN-102 Pivotal Study	30%	Achieved
Execute portfolio optimization plan inclusive of geographic expansion, in-licensing of new medicine and/or partnerships to expand RTGel usage	10%	Achieved
Advance our high-grade, non-muscle invasive bladder cancer pipeline	5%	Achieved
Ensure an engaging and compliant culture where people feel valued and energized	5%	Achieved

Corporate Goal – Stretch	Weighting	Corporate Achievement
Exceed revenue and patients dosed per 2021 financial commitment by 20%, 30%, 50%	10%, 10%, 10% (max 30%)	Not Achieved
Patient accrual of Phase 3 UGN-102 Pivotal Study complete by end of 2021	20%	Not Achieved

In January 2022, after making these determinations regarding level of corporate performance achieved against the pre-established performance goals, the Compensation, Nominating and Corporate Governance Committee reviewed and approved corporate cash incentives as set forth in the table below. The Compensation, Nominating and Corporate Governance Committee may, in its sole discretion, eliminate any individual cash incentive or reduce or increase the amount of compensation payable with respect to any individual cash incentive.

	2021 Target Annual Cash Incentive		2021 Actual Annual Cash Incentive Paid
Named Executive Officer	% of Base Salary	$	% of Target Annual Cash Incentive	$
Elizabeth Barrett	50%	$371,315	85%	$315,618
Molly Henderson	50%	$217,468	85%	$184,848
Mark Schoenberg	110%	$348,398	85%	$191,250
Jason Smith	50%	$215,056	85%	$182,798

Equity Awards

In 2021, the Compensation, Nominating and Corporate Governance Committee approved the following grants of options to purchase our ordinary shares and restricted stock units to our named executive officers.

Executive	Share Option Grant (# shares)	Restricted stock units (# shares)
Elizabeth Barrett	150,000	40,000
Molly Henderson	21,000	2,000
Mark P. Schoenberg	21,000	6,000
Jason Smith	23,000	2,500

All options granted to our named executive officers above vest in equal annual installments over three years from the vesting commencement date. The annual equity grants to our named executive officers are evaluated and approved by the Compensation, Nominating and Corporate Governance Committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Compensation, Nominating and Corporate Governance Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants and any particular individual circumstances.

Other Features of Our Executive Compensation Program

Agreements with Our Named Executive Officers and our current Chief Financial Officer

We have entered into written employment agreements with each of our executive officers. Each of these employment agreements provides for “at will” employment and set forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash opportunity, and an equity award recommendation. These agreements and the proprietary information and invention assignment agreements each executive officer executes upon commencing employment at the Company also set forth the rights and responsibilities of each party and include, among other rights and responsibilities, the prohibition on the executive officer from engaging directly or indirectly in competition with us, soliciting any of our employees, or disclosing our confidential information.

Below are descriptions of our employment agreements with our named executive officers and our current Chief Financial Officer. For a discussion of the severance payments and other benefits to be provided in connection with an involuntary termination of employment, including in connection with a change in control of the Company under the arrangements with our executive officers, please see “—Severance and Change in Control Benefits” below.

Elizabeth Barrett. On January 3, 2019, we entered into an employment agreement with Ms. Barrett, which was amended in January 2021 to provide certain change in control benefits, as described in more detail below under “Severance and Change in Control Benefits”. Pursuant to her employment agreement, Ms. Barrett (i) received a signing bonus of $300,000 (subject to full repayment if she resigned without good reason, or the Company terminated her employment for cause, before January 3, 2020); (ii) received an initial annual base salary of $700,000; (iii) was eligible to receive an annual discretionary bonus for 2019 of up to 100% of her base salary, with 50% guaranteed; and (iv) is eligible to receive annual discretionary bonuses for years following 2020, with an annual target bonus of 50% of her base salary. As of January 1, 2020, Ms. Barrett’s annual base salary increased to $721,000.

Pursuant to her employment agreement, Ms. Barrett was also initially granted a restricted stock unit covering 317,065 of our ordinary shares and an option to purchase 277,432 ordinary shares. Under the terms of an omnibus amendment of Ms. Barrett’s prior equity award agreements, executed in January 2021, the remainder of the unvested shares underlying both of these equity awards will vest in full in January 2022, in lieu of the prior monthly vesting.

Don Kim. On March 20, 2022, we entered into an employment agreement with Mr. Kim.  Pursuant to the terms of the agreement, Mr. Kim (i) receives an annual base salary of $370,000 and (ii) is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Kim was granted an initial option to purchase 20,000 ordinary shares.

Molly Henderson. On September 3, 2020, we entered into an employment agreement with Ms. Henderson. Pursuant to the terms of the agreement, Ms. Henderson (i) received a signing bonus of $100,000 (subject to full repayment if his employment with the Company terminates for any reason before October 1, 2021), (ii) receives an annual base salary of $430,000 and (iii) is eligible for a target annual cash bonus equal to 50% of her base salary. Ms. Henderson was granted an initial new hire option to purchase 60,000 ordinary shares and 15,000 restricted stock units. On March 17, 2022 Ms. Henderson tendered her resignation as the Company’s Chief Financial Officer, effective March 25, 2022.

Mark P. Schoenberg. On January 23, 2020, we entered into a new employment agreement with Dr. Schoenberg, which was amended in January 2021 to provide certain change in control benefits, as described in more detail below under “Severance and Change in Control Benefits”. Pursuant to the terms of the agreement and Dr. Schoenberg’s reduced-time status, Dr. Schoenberg received an annual base salary of $205,000 for a 50% full-time equivalent role and is eligible to receive an annual target cash bonus of $225,000 with a maximum of 150% of such target bonus, subject to achievement of Company goals and objectives.

On March 15, 2021, the Compensation, Nominating and Corporate Governance Committee approved an increase in the reduced-time capacity under the employment agreement from a 50% full-time equivalent role to a 75% full-time equivalent role as of January 1, 2021 and on March 17, 2021 our Board endorsed and approved the increase to 75% full-time equivalent. Dr. Schoenberg’s employment agreement was further amended in April 2021 to reflect the changes approved by the Board, pursuant to which he is entitled to an annual base salary of $307,500 effective January 1, 2021 through February 28, 2021 and beginning on March 1, 2021 and thereafter an annual base salary of $316,725 for a 75% full-time equivalent role.

Jason Smith. On August 12, 2020 we entered into an employment agreement with Mr. Smith, which was amended in January 2021 to provide certain change in control benefits, as described in more detail below under “Severance and Change in Control Benefits”. Pursuant to the terms of the agreement, Mr. Smith (i) received a signing bonus of $100,000 (subject to full repayment if his employment with the Company terminates for any reason before August 31, 2021),  (ii) receives an annual base salary of $425,000 and (iii) is eligible for a target annual cash bonus equal to 50% of his base salary. Mr. Smith was granted an initial new hire option to purchase 60,000 ordinary shares and 25,000 restricted stock units.

Severance and Change in Control Benefits

Our employment agreements with Ms. Barrett, Mr. Kim, Dr. Schoenberg and Mr. Smith provide that they are eligible for severance benefits upon certain involuntary terminations of employment, including in connection with a change in control, as described below.

Pursuant to each of their respective employment agreements (or amended employment agreement in the case of Ms. Barrett, Dr. Schoenberg and Mr. Smith), if the named executive officer is terminated by the Company without cause, by the named executive officer for good reason, or due to the named executive officer’s death or disability (in the case of Ms. Barrett, Mr. Kim and Mr. Smith), then the named executive officer will be entitled to the following severance benefits: (i) continuing base salary payments for 6 months (or 12 months in the case of Ms. Barrett and Dr. Schoenberg); (ii) a prorated target annual bonus for the year of termination (to the extent earned based on company performance and with any individual performance component deemed achieved, and at the discretion of the Board of Directors for Dr. Schoenberg); (iii) any unpaid annual bonus earned with respect to the year preceding termination; (iv) each restricted share award and option held by the named executive officer at the time of such termination that is outstanding and unvested will accelerate vesting and, as applicable, exercisability as to 8.33% of the award (or in the case of Ms. Barrett, the portion of the award otherwise scheduled to vest within the 12 month period following termination, and in the case of Dr. Schoenberg 16.67% of the award) and (v) COBRA payment reimbursement for up to 6 months (or 12 months in the case of Ms. Barrett) following such termination.

If there is a change in control and the named executive officer is terminated without cause or resigns for good reason, in either case within three months prior to, or 24 months following the effective date of the change in control, the named executive officer will be entitled to the following severance benefits, in lieu of the severance benefits described above: (i) a lump sum payment equal to the sum of (1) 12 months (18 months in the case of Ms. Barrett) of his or her then-current annual base salary and (2) 100% of his or her current target annual bonus (or prorated target annual bonus for the year of termination at the discretion of the Board for Dr. Schoenberg); (ii) the amount of any COBRA premium payments made by the named executive officer during the 12 months (or 18 months in the case of Ms. Barrett) following such termination; and (iii) 100% vesting and exercisability of all of his or her Company equity awards that are outstanding and unvested as of the termination date.

Payment of the severance benefits described in the preceding paragraphs is subject to the named executive officer signing and not revoking a separation agreement and release of claims in a form satisfactory to us (except in the case of death with respect to Ms. Barrett only).

Although Ms. Henderson’s employment agreement provided for certain severance benefits, she was not eligible for severance benefits in connection with her resignation.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provided a 401(k) plan to all of our U.S. employees, including our named executive officers. We do not generally provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers.

Tax and Accounting Implications

Under Financial Accounting Standard Board ASC Topic 718(“ASC Topic 718”), we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC Topic 718.

Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although the Compensation, Nominating and Corporate Governance Committee will continue to consider tax implications as one factor in determining executive compensation, it also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and our best interests, and the best interests of our shareholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m) of the Code.

Clawbacks

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Risk Analysis of Our Compensation Policies and Practices

The Compensation, Nominating and Corporate Governance Committee has reviewed the Company’s compensation policies and practices, in consultation with Compensia and outside Company counsel, to assess whether they encourage employees to take inappropriate risks. After reviewing and assessing the Company’s compensation philosophy, terms and practices, including the mix of fixed and variable, short and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the Compensation, Nominating and Corporate Governance Committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company as a whole. The Compensation, Nominating and Corporate Governance Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of salary and annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of options to purchase our ordinary shares and restricted stock units) prevents undue focus on short-term results and helps align the interests of the Company’s executive officers with the interests of our shareholders.

2021 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended December 31, 2021 and 2020 with respect to Ms. Barrett, Ms. Henderson, Dr. Schoenberg and Mr. Smith.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Elizabeth Barrett	2021	739,025	—	882,800	2,230,095	468,700	45,128	4,365,748
Chief Executive Officer	2020	636,987	—	441,150	876,164	468,650	43,716	2,466,667
	2019	694,697	300,000	15,082,782	8,979,216	840,000	4,128	25,900,823
Molly Henderson	2021	434,113	—	44,140	267,023	99,700	59,782	904,759
Former Chief Financial Officer (6)	2020	94,269	100,000	294,900	787,994	69,875	15,192	1,362,230
Mark Schoenberg	2021	284,907	—	132,420	312,213	293,200	1,398	1,024,138
Chief Medical Officer	2020	185,026	—	176,460	92,055	293,150	1,767	948,458
	2019	205,000	—	106,250	218,054	270,000	1,604	800,908
Jason Smith	2021	429,260	—	55,175	296,758	122,400	64,680	968,273
General Counsel and Chief Compliance Officer (7)	2020	126,930	100,000	491,500	785,242	92,083	19,518	1,615,273

(1)	The amounts reported in this column represent commencement bonuses for Ms. Barrett, Ms. Henderson, and Mr. Smith.
(2)

Represents the aggregate grant-date fair value of the restricted stock units awarded to the Named Executive Officer for the applicable year, calculated in accordance with ASC Topic 718 and does not take into account estimated forfeitures, which value is based on the closing market price of our ordinary shares on the date of grant.

(3)

Represents the aggregate grant-date fair value of the stock options awarded to the named executive officer for the applicable year, calculated in accordance with ASC Topic 718, and does not take into account estimated forfeitures related to service-based conditions. The assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022.

(4)	For more information, see “—Annual Performance Bonus” above.
(5)

The amounts reported in this column for 2019 represent the value of company paid life insurance. Amounts in 2020 and 2021 represent the value of company paid life insurance, company contribution to 401(k) plans and other company paid health, dental and disability insurance premiums.

(6)	Ms. Henderson served as our Chief Financial Officer from September 2020 to March 2022.
(7)	Mr. Smith has served as our General Counsel and Chief Compliance Officer since August 2020.

2021 Grants of Plan-Based Awards Table

The following table sets forth information relating to the grant of plan-based incentive awards to our named executive officers in 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Number of Shares	Number of	Exercise Price of	Grant Date Fair Value
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	of Stock or Units (#)	Securities Underlying Options (#)	Option Awards ($/Sh)	of Stock And Option Awards($)
Elizabeth Barrett
Restricted stock unit award	1/3/2019				317,065			15,082,782
Stock option award	1/3/2019					277,432	47.57	8,979,216
Restricted stock unit award	1/31/2020				15,000			441,150
Stock option award	1/31/2020					45,000	29.41	876,164
Restricted stock unit award	1/31/2021				40,000			882,800
Stock option award	1/31/2021					150,000	22.07	2,230,095
Stock option award	1/31/2021					150,000	22.07	2,230,095
Annual Bonus	—	—	371,315	—	—	—	—	—
Mark Schoenberg
Restricted stock unit award	1/26/2019				2,500			106,250
Stock option award	1/26/2019					7,500	42.50	218,054
Restricted stock unit award	1/31/2020				6,000			176,460
Stock option award	1/31/2020					15,000	29.41	292,055
Restricted stock unit award	1/31/2021				6,000			132,420
Stock option award	1/31/2021					21,000	22.07	312,213
Annual Bonus	—	—	348,398	—	—	—	—	—
Jason Smith
Restricted stock unit award	10/1/2020				25,000			491,500
Stock option award	10/1/2020					60,000	20	785,242
Restricted stock unit award	1/31/2021				2,500			55,175
Stock option award	1/31/2021					8,000	22.07	118,938
Stock option award	6/5/2021					15,000	17.98	177,820
Annual Bonus	—	—	215,056	—	—	—	—	—

(1)

All options to purchase ordinary shares and restricted stock unit awards for Ms. Barrett and Dr, Schoenberg were granted under the 2017 Plan. Options to purchase ordinary shares and restricted stock unit awards granted to Mr. Smith in 2020 were granted as inducement awards under equity compensation plans not approved by security holders.

(2)	These amounts represent target performance-based bonus payments for each named executive officer for 2021. There were no threshold or maximum bonus amounts.

2021 Outstanding Equity Awards at Fiscal Year End Table

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers. The options to purchase our ordinary shares were granted with a per share exercise price equal to the fair market value of one ordinary share on the date of grant, as determined in good faith by our Board. Options granted to Ms. Barrett, Ms. Henderson and Mr. Smith vest in equal annual installments over three years from the vesting commencement date. Options granted to Dr. Schoenberg provide for the following vesting schedule: 33.333% of the shares subject to the option vest on the 12-month anniversary of the vesting commencement date, and the remaining shares subject to the options vest in equal quarterly installments over the next two years. Awards granted to Ms. Henderson and Mr. Smith in 2020 were granted as inducement awards under equity compensation plans not approved by security holders. All other equity awards were granted under our 2017 Plan.

	Options awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Elizabeth Barrett	1/3/2019					114,496	2,063,218
	1/3/2019	184,955	92,477	47.57	1/3/2029	—	879,459
	1/31/2020					10,000	95,100
	1/31/2020	15,000	30,000	29.41	1/31/2030		285,300
	1/31/2021					40,000	380,400
	1/31/2021	—	150,000	22.07	1/31/2031		1,426,500
Molly Henderson	10/1/2020	—	60,000	19.66	10/1/2030		570,600
	10/1/2020	—				15,000	142,650
	1/31/2021	—	6,000	22.07	1/31/2031		57,060
	1/31/2021					2,000	19,020
	6/5/2021	—	15,000	17.98	6/5/2031		142,650
Mark Schoenberg	1/20/2016	129,600	—	5.00	1/20/2023		—
	12/7/2017					—	—
	12/7/2017	15,000	—	39.26	12/7/2027		—
	1/26/2019	6,875	625	42.50	1/26/2029		5,944
	1/26/2019				—	209	1,988
	1/31/2020	8,750	15,000	29.41	1/31/2030		142,650
	1/31/2020					2,500	23,775
	1/31/2021	—	21000	22.07	1/31/2031		199,710
	1/31/2021					6,000	57,060
Jason Smith	10/1/2020					25,000	237,750
	10/1/2020	20,000	40,000	19.66	10/1/2030		380,400
	1/31/2021					2,500	23,775
	1/31/2021	—	8,000	22.07	1/31/2031		76,080
	6/5/2021	—	15,000	17.98	6/5/2031		142,650

2021 Option Exercises and Share Vested Table

The following table provides information on options to purchase our ordinary shares that were exercised, including the number of ordinary shares acquired upon exercise and the value realized, determined as described below, for our named executive officers in the year ended December 31, 2021:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Elizabeth Barrett	—	—	13,807	304,720
Molly Henderson	—	—	5,000	60,450
Mark Schoenberg	—	—	4,333	81,109
Jason Smith	—	—	8,333	100,746

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,223,290	$34.12	1,079,213
Equity compensation plans not approved by security holders(1)	746,267(2)	$8.60	89,736
Total	2,969,557	$27.70	1,168,949

(1)

In May 2019, we adopted the UroGen Pharma Ltd. 2019 Inducement Plan (the “Inducement Plan”) without the approval of our security holders. Under the Inducement Plan, the Company is authorized to issue up to 900,000 ordinary shares pursuant to awards issued under the Inducement Plan. In December 2021, the Board approved a 300,000 increase in the share reserve of the Inducement plan. Our Inducement Plan provides for the grant of nonstatutory stock options, restricted stock unit awards, and other awards. The only persons eligible to receive awards under our Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) or 5635(c)(3) and the related guidance under Nasdaq IM 5635-1, including individuals who were not previously an employee or director of the Company or are following a bona fide period of non-employment, in each case as an inducement material to such individual’s agreement to enter into employment with the Company. In addition, awards granted under our Inducement Plan must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Nasdaq Marketplace Rule 5605(a)(2)) or the Compensation, Nominating and Corporate Governance Committee, provided such committee comprises solely independent directors. The terms of our Inducement Plan are otherwise substantially similar to our Amended 2017 Plan (including with respect to the treatment of awards upon corporate transactions involving us or certain changes in our capitalization).

(2)

As of December 31, 2021, options to purchase 170,000 ordinary shares and restricted stock units covering 393,839 shares were outstanding under the Inducement Plan. All options granted under the Inducement Plan have a maximum term of ten years. The Inducement Plan, and awards thereunder, may be amended by the Board at any time or from time to time in accordance with the terms of the Inducement Plan and applicable law.

(3)	The weighted average exercise price does not take into account the shares subject to outstanding restricted stock units which have no exercise price.

Potential Payments Upon Termination or Change-in-Control

Name(1)	Benefit	Termination Not in Connection with a Change in Control ($)(2)	Termination in Connection with a Change in Control ($)(3)
Elizabeth Barrett	Lump Sum Cash Severance Payment	742,630	1,113,945
	Lump Sum Target Bonus Payment	122,076	315,618
	Health Insurance Premiums	35,985	53,977
	Vesting Acceleration(4)	209,183	424,317
	Benefit Total	$1,109,874	$1,907,857
Mark Schoenberg	Lump Sum Cash Severance Payment	316,725	316,725
	Lump Sum Target Bonus Payment	72,740	72,740
	Health Insurance Premiums	-	-
	Vesting Acceleration(4)	50,434	99,043
	Benefit Total	439,899	488,508
Jason Smith	Lump Sum Cash Severance Payment	215,056	430,112
	Lump Sum Target Bonus Payment	34,762	279,573
	Health Insurance Premiums	26,010	52,020
	Vesting Acceleration(4)	-	254,708
	Benefit Total	275,828	1,016,413

(1)	Although Ms. Henderson’s employment agreement provided for certain severance benefits, she was not eligible for severance benefits in connection with her resignation from the Company in March 2022.
(2)

Represents potential payments if the named executive officer is terminated by the Company without cause, by the named executive officer for good reason, or due to the named executive officer’s death or disability in the case of Ms. Barrett, and Mr. Smith.

(3)

Represents potential payments if the named executive is terminated by the Company without, by the named executive officer for good reason, in either case within three months prior to, or 24 months following the effective date of the change in control.

(4)	The value of equity award acceleration is based on the closing price of $8.71 per ordinary shares on March 31, 2022.

Pay Ratio Disclosure

Under the SEC rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the annual total compensation of our chief executive officer ("CEO"), Elizabeth Barrett, to the median of the annual total compensation of all of our employees other than Ms. Barrett (the "CEO Pay Ratio").

For fiscal 2021, the median of the annual total compensation of all employees of the Company (other than the CEO) was $191,462 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,365,748. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 23 to 1.

To identify our median employee, we used the following methodology:

●	To determine our total population of employees, we included all employees other than our CEO as of December 31, 2021 (whether employed on a full-time, part-time, seasonal, or temporary basis).

●

To identify our median employee from our employee population, we chose as our consistently applied compensation measure the aggregate amount of each employee’s base salary and cash bonuses paid during fiscal 2021 and the grant date fair value of equity awards granted in fiscal 2021 determined in accordance with FASB ASC Topic 718.

●	In making this determination, we did not annualize the compensation of employees who were employed by us for less than the entire fiscal year and we did not make any cost-of-living adjustments.

●	We did not exclude any non-U.S. employees under the de minimis or other exceptions set forth in Item 402(u) of Regulation S-K.

●	Compensation paid in foreign currencies was converted to U.S. dollars based on the average exchange rate in effect during 2021.

Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC's rules and regulations, based on our records and the methodology described above. The SEC’s rules and regulations for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies and to use reasonable estimates and assumptions based on their own facts and circumstances.

Incorporation by Reference

The information provided under “Director Compensation” is incorporated by reference under this “Executive Compensation” heading.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table sets forth in summary form information concerning the compensation that we paid or was earned or awarded during the year ended December 31, 2021 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Arie Belldegrun (2)	200,000	142,688	342,688
Cynthia M. Butitta (3)	62,500	142,688	205,188
Fred E. Cohen (4)	50,000	142,688	192,688
Kathryn E. Falberg (5)	60,000	142,688	202,688
Stuart Holden (6)	52,500	142,688	195,188
Ran Nussbaum (Pontifax III partnerships) (7)	45,000	142,688	187,688
Shawn C. Tomasello (8)	55,000	142,688	197,688

(1)

The amounts reported in this column do not reflect the amounts that may actually be received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of options to purchase our ordinary shares granted to our non-employee Directors during the fiscal year ended December 31, 2020, as computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022. As required by SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received shares will only realize compensation with regard to these options to the extent the market price of our ordinary shares is greater than the exercise price of such options.

(2)	Aggregate number of option awards outstanding held by Dr. Belldegrun at December 31, 2021 was 218,241.
(3)	Aggregate number of option awards outstanding held by Ms. Butitta at December 31, 2021 was 85,000.
(4)	Aggregate number of option awards outstanding held by Dr. Cohen at December 31, 2021 was 60,000.
(5)	Aggregate number of option awards outstanding held by Ms. Falberg at December 31, 2021 was 75,000.
(6)	Aggregate number of option awards outstanding held by Dr. Holden at December 31, 2021 was 93,000.
(7)	Aggregate number of option awards outstanding beneficially owned by Mr. Nussbaum at December 31, 2021 was 86,241.
(8)	Aggregate number of option awards outstanding held by Ms. Tomasello at December 31, 2021 was 75,000.

The cash fees paid to or earned by our directors in 2021, as reflected in the table above, were paid pursuant to our Prior Compsation Policy. Pursuant to this policy, directors received $40,000 for their service on the Board, except for our Chair, Dr. Belldegrun, who $195,000 for his service as Chair of our Board. Members of the Compensation, Nominating and Corporate Governance Committee, and the Compliance Committee, received an additional $5,000 per year, or $15,000 in the case of the committee Chair. Members of the Audit Committee received an additional $7,500 per year, or $20,000 in the case of the committee Chair. Members of the Compliance Committee received an additional $5,000 per year, or $15,000 in the case of the committee Chair.

Non-Employee Director Compensation Policy

In April 2019, our Board adopted the Prior Compensation Policy, which was approved by our shareholders in June 2019, pursuant to which each of our directors who is not an employee of our company, which is currently all directors other than Ms. Barrett, is eligible to receive compensation for service on our Board and committees of our Board. Under the Prior Compensation Policy, each non-employee member of our Board is entitled to receive a cash retainer in the following amounts for service in each specified role:

Annual Board Service Retainer:

●	Chair of the Board: $195,000

●	All other eligible directors: $40,000

Annual Committee Member Service Retainer (in addition to Board Service Retainer):

●	Member of the Audit Committee: $7,500

●	Member of the Compensation, Nominating and Corporate Governance Committee: $5,000

●	Member of the Compliance Committee: $5,000

Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer):

●	Chair of the Audit Committee: $20,000

●	Chair of the Compensation, Nominating and Corporate Governance Committee: $15,000

●	Chair of the Compliance Committee: $15,000

Each non-employee director is also entitled to receive an initial option grant to purchase 20,000 of our ordinary shares, and an annual option grant to purchase 10,000 of our ordinary shares on the date of each annual shareholders meeting of the Company, contingent upon their continued service as a non-employee member of the Board. If a director joins the Board between annual meetings, the annual grant awarded at his/her first annual meeting will be pro-rated based on the duration of service leading up to the meeting date: (i) for service between 0 (zero) and 90 (ninety) days – no grant; (ii) for service between 91 (ninety-one) and 180 (one hundred eighty) days – 5,000 (five thousand) options; and (iii) for service of at least 181 (one hundred eighty-one) days – 10,000 (ten thousand) options. The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the fair market value of the underlying ordinary share on the date of grant. The initial option grants vest in equal quarterly installments over a period of two years. The annual option grants vest in equal quarterly installments over a period of one year.

Additionally, a grant in excess of the 20,000 ordinary share initial option grant may be applied as an inducement for eligible or prospective non-employee directors.

Our non-employee directors also received reimbursement of their actual out-of-pocket costs and expenses incurred in connection with attending Board meetings.

In March 2022, our Board adopted the Revised Compensation Policy, which is described above in Proposal 2.

DELINQUENT SECTION 16(a) REPORTS

To the Company’s knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended December 31, 2021, except  Mr. Belldegrun and Mr. Nussbaum filed Form 4 reports on April 22, 2021 for transactions occurring March 25, 2021 and which reports incorrectly listed the transaction date as March 24, 2021, which was corrected by amendments filed on June 9, 2021.In addition, during fiscal year 2020, Ms. Barrett reported on two Form 4 reports an incorrect number of shares vested, which was corrected by amendments filed on July 12, 2021.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Person Transactions

Described below are all transactions occurring since January 1, 2020 to which we were a party and in which (i) the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and (ii) a director, executive officer, holder of more than 5% of our outstanding ordinary shares, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than the equity and other compensation agreements that are described under “Executive Compensation” and “Director Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Indemnification agreements

Our articles of association permit us to exculpate, indemnify and insure each of our directors and executive officers to the fullest extent permitted by the Israeli Companies Law. We have entered into indemnification agreements with each of our directors and executive officers, undertaking to indemnify them to the fullest extent permitted by Israeli law, to the extent that these liabilities are not covered by insurance. We have also obtained Directors and Officers insurance for each of our executive officers and directors.

Employment Agreements

We have entered into an employment agreement with our named executive officers. For more information regarding these agreements, see “Executive Compensation.”

Share Option Grants to Executive Officers and Directors

We have granted options to purchase our ordinary shares and restricted stock units to our directors and named executive officers as more fully described in the sections titled “Director Compensation” and “Executive Compensation,” respectively.

Policies and Procedures for Transactions with Related Persons

We adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, interests, direct and indirect, of the related persons, benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, is required to take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Incorporation by Reference

The information provided under “Information Regarding the Board of Directors and Corporate Governance—Independence of the Board of Directors,” “Information Regarding the Board of Directors and Corporate Governance—Information Regarding our Audit Committee, Compensation, Nominating and Corporate Governance Committee and Compliance Committee,” “Information Regarding the Board of Directors and Corporate Governance—Audit Committee” and “Information Regarding the Board of Directors and Corporate Governance—Compensation, Nominating and Corporate Governance Committee” is incorporated by reference under this “Transactions with Related Persons” heading.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or UroGen. Direct your written request to UroGen Pharma Ltd., Attn: Secretary, 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board, at the time of the preparation of this proxy statement, knows of no other matters to come before the Annual Meeting other than that referred to herein. If any other matters should properly come before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote all proxies in accordance with his or her best judgment.

By Order of the Board

/s/ Don Kim

Don Kim

Chief Financial Officer

May 2, 2022

A copy of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: UroGen Pharma Ltd., Attn: Secretary, 400 Alexander Park Drive, 4th Floor, Princeton, New Jersey 08540.

Appendix A

UROGEN PHARMA LTD.

2022 NON-EMPLOYEE DIRECTOR AND OFFICER1 COMPENSATION POLICY AND NON-EMPLOYEE DIRECTOR SHARE OWNERSHIP GUIDELINES

1.	INTRODUCTION

1.1.    UroGen Pharma Ltd. (“Company”) is a clinical stage biopharmaceutical company focused on developing novel therapies designed to change the standard of care for urological pathologies. The Company has an innovative and broad pipeline of product candidates that it believes can overcome the deficiencies of current treatment options for a variety of urological conditions with a focus on uro-oncology.

1.2.    On May 9, 2017, the Company registered its shares on the Nasdaq Global Market (URGN).

1.3.    Per the provisions of Amendment 20 (“Amendment 20”) to the Companies Law 5759-1999 (“Companies Law”), the Company’s Board of Directors (“Board”) has established a Compensation Committee (“Compensation Committee”). After consideration of the provisions of Amendment 20, the Compensation Committee has recommended that the Board shall adopt this 2022 Non-Employee Director and Officer Compensation Policy and Non-Employee Director Share Ownership Guidelines (“Compensation Policy”), specified below. The Board has considered the Compensation Committee’s recommendation and on the basis of such recommendation has approved the Compensation Policy.

1.4.    Company’s vision is to implement its unique knowledge and expertise in the field of urological pathologies, to further develop an innovative and broad pipeline of product candidates. As such, Company envisions its mission for the coming years to be: (i) establish each of our lead product candidates, UGN-101 and UGN-102, as the first-line therapy in its target; (ii) expand our uro-oncology product pipeline, including Vesimune; (iii) utilize our proprietary technology to expand our pipeline with other novel uro-oncology agents and/or into other body cavities and indications; and (iv) evaluate and selectively pursue potential collaborations to develop improved formulations and product lifecycle management strategies.

1.5.    Several main principles and objectives form the basis of the Compensation Policy: (a) to promote the Company’s mission, long term goals and targets; (b) to create appropriate incentives for the Company’s directors and officers with the aim of aligning such directors’ and officers’ compensation with the Company’s mission and goals, taking into account, inter alia, the compensation ranges for similar roles in the life science industry in the U.S.; (c) to adapt a compensation package combination that matches the size of the Company and the nature of its activities also in the context of comparable publicly-traded life science companies - of similar market capitalization and/or stage of development; and (d) to comply with the provisions of the law by compensating those eligible pursuant to the Compensation Policy, based on their contribution and their efforts to the development of the Company’s business and promotion of its goals, in the short and long term.

1.6.    The Compensation Policy is a multi-year policy which amends, restates, and supersedes (on a prospective basis) the Company’s 2019 Officers Compensation Policy and shall be in effect for a period of five (5) years from the date of the 2022 annual meeting of shareholders of the Company (“Effective Date”), following which date it shall be subject to re-approval, and then every three (3) years thereafter. The Compensation Committee and the Board shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved (subject to changes to be decided by the Compensation Committee), as required by the applicable law.

1 The term “officer” for purposes of this policy shall refer to any employee of the Company that meets either the definition of an officer (i) set out in the Companies Law: “a chief executive officer, chief operating officer, chief financial officer, and/or chief medical or scientific officer and other manager/officer who reports directly to the chief executive officer”, or (ii) Rule 16(a)-1(f) of the Securities Exchange Act of 1934, as amended.

1.7.    The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its directors and officers, and to the Company’s Articles of Association.

2.	THE COMPENSATION POLICY

2.1.    Parameters for Examining the Officer Compensation Terms. In general, the compensation terms for officers shall be examined, while taking into consideration, inter alia, the following parameters:

2.1.1.    The education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer;

2.1.2.    The officer’s position, and his previous agreements;

2.1.3.    The officer’s contribution to the Company’s business and stability;

2.1.4.    The degree of responsibility imposed on the officer;

2.1.5.    The Company’s need to retain officers who have skills, know-how or unique expertise;

2.1.6.    The Company’s global nature;

2.1.7.    The ratio between the officer’s employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer’s compensation to the average wage and the median wage in the Company and the impact of the differences on employment costs and labor relations in the Company; and

2.1.8.    Reasonable and customary terms of employment of similar officers in similar companies in the field of life science and pharmaceutical drug development and commercialization (valuation, number of employees, regulatory path, etc.) based on market conditions, compensation parameters and experience, and relative benchmarking analysis to such comparable companies, as compiled by an independent compensation consultant engaged by the Compensation Committee (the “Market Benchmark”).

2.2.    Compensation Terms of Officers. The Company shall be entitled to grant to its officers (to all or part of them) a compensation package which may include a signing bonus, base salary, commissions (if applicable), annual cash bonus, Share-Based Compensation (as defined below), retirement grants, or any combination thereof.

2.2.1.    Base Salary. The base salary of each officer in the Company, whether paid as salary or as service fee through a management contract against a proper invoice, shall be determined based on the parameters specified in Section 2.1 above (“Base Salary”). In any case where an officer is providing services through a management services agreement and consideration is paid against an invoice, for the purpose of the Compensation Policy, the Base Salary of such officer shall be deemed to be equal to approximately seventy-five percent (75%) of the total consideration paid for his or her services, under such invoice, excluding VAT. The Base Salary of officers whose company car tax liability is grossed up and paid by the Company, shall be deemed to be commensurately below that (approximately seventy percent (70%)) of the total consideration paid for his or her services, excluding VAT.

The Compensation Committee and the Board shall be entitled to update the Base Salary and other terms of engagement of the chief executive officer of the Company (“CEO”) without shareholder approval, if such terms are not materially more favorable than in the previous engagement, which itself received Board, Compensation Committee and shareholders’ approval. Additionally, the CEO may approve non-material changes to a subordinate officer’s engagement terms in accordance with this Compensation Policy, without further approval by the Compensation Committee or Board. In general, and without derogating from further limitations under applicable law, updating the Base Salary at a rate that exceeds fifteen percent (15%) per year, of the Base Salary prior to such update (without taking into account any linkage differentials) will be deemed a material change (“Material Change”) and shall be considered as a deviation from this Compensation Policy. As of the Effective Date:

2.2.1.1.    Base Salary for the CEO shall be the maximum of (i) the 75th percentile of the Market Benchmark for chief executive officers, (ii) the latest shareholder approved compensation package for the CEO, or (iii) in the case of a newly appointed CEO, the previously approved compensation package for the CEO, subject to an annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.1.2.    Base Salary for any officer reporting directly to the CEO shall be the maximum of (i) the 75th percentile of the Market Benchmark for such officer, (ii) the latest shareholder approved compensation package for the respective officer, or (iii) in the case of a newly appointed officer, the previously approved compensation package for such officer, subject to annual updating at a rate not to exceed fifteen percent (15%) per year.

2.2.2.    Additional Terms of Compensation. The compensation for each officer may include additional standard benefits such as social benefits, pension insurance, managers’ insurance, study fund, car allowance, mobile phone allowance, and medical insurance. For the avoidance of doubt, in any event, the aggregate amount and/or update of such additional benefits shall not exceed fifty percent (50%) of the officer’s Base Salary, excluding such officers whose company car tax liability is grossed up and paid by the Company, in which case such additional benefits shall not exceed seventy percent (70%) of the officer’s Base Salary.

2.2.3.    Insurance, Exculpation and Indemnification. The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Company, pursuant to the provisions of the Articles of Association of the Company and applicable law.

2.2.4.    Retirement Terms

2.2.4.1.    Advance Notice. The advance notice period shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.1 above, but shall not exceed a period of twelve (12) months advance notice (“Advance Notice”), except in cases whereby a severance payment is specified in the officers’ employment agreement for termination without cause or for good reason.

2.2.4.2.    In any event the combination of an Advance Notice and a retirement grant provided to a Company officer shall not exceed a period of twelve (12) months all together.

2.2.5.    Annual Cash Bonus

2.2.5.1.    Maximum Amount of the Annual Cash Bonus. The compensation package of officers may include an annual cash bonus based on long-term measurable criteria and non-measurable criteria as set forth hereunder (“Bonus”).

In the event that an officer is eligible for a Bonus, pursuant to the terms of his or her employment, the Bonus shall be subject to the following:

●    The Bonus of each officer shall not exceed twelve (12) times such officer’s monthly Base Salary.

●    In any event, the aggregate amount of all Bonuses, including the cash component of any Exceptional Awards, paid to each of the Company’s officers (on an annual basis), on the date of payment thereof, shall not exceed the gross sum equal to one hundred fifty percent (150%) of the Base Salary with respect to such Company’s officers.

●    The Bonus will be based mainly (in the case of the CEO, as agreed to in the CEO’s employment agreement) on measurable criteria consistent with goals and objectives established at comparable companies such as those related to clinical, regulatory and manufacturing progress, at the sole discretion of the Board.

2.2.5.2.    The Board shall have discretion to reduce any amount out of the Bonus, excluding such bonuses the Company is obligated to pay its employees under any valid employment agreement and any such measurable criteria thereunder.

2.2.6.    Share-based Compensation

2.2.6.1.    The Board shall be entitled to grant to the Company’s directors and officers: stock options, restricted stock units (“RSUs”) or any other share-based compensation for Ordinary Shares of the Company (“Ordinary Shares”) (collectively, “Share-based Compensation”), pursuant to the Company’s 2017 Equity Incentive Plan, as amended (the “Plan”), or any successor or subsequent equity incentive plan adopted by the Company subsequent hereto, from time to time and subject to any applicable law. The Board may delegate its authority to grant Share-based Compensation under the Plan to a committee of the Board if it first sets the criteria for such grants (type, number of shares per position, term of option and vesting schedule). Further the Board may delegate the authority to issue the shares so issuable upon conversion or exercise of convertible securities to a committee or the CEO.

2.2.6.2.    The amount of Share-based Compensation granted to the Company’s officers initially upon commencement of employment shall not exceed:

●    CEO – a stock option or RSUs for two hundred thousand (200,000) Ordinary Shares, in the aggregate; and

●    Any officer reporting directly to the CEO – a stock option or RSUs for one hundred thousand (100,000) Ordinary Shares, in the aggregate.

2.2.6.3.    In addition, the amount of Share-based Compensation granted to the Company’s officers on an annual basis (excluding initial grants to officers during the year of commencement of employment) shall not exceed:

●    CEO – a stock option or RSUs for two hundred thousand (200,000) Ordinary Shares, in the aggregate; and

●    Any officer reporting directly to the CEO – a stock option or RSUs for one hundred thousand (100,000) Ordinary Shares, in the aggregate.

2.2.6.4.    When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board shall consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms

2.2.6.5.    Share-based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant, and in any event the vesting for an officer’s first grant of Share-based Compensation shall at a minimum (i) include a one (1)-year cliff vest from the date of grant and (ii) not be fully satisfied any earlier than thirty-six (36) months from the date of grant. As of the second grant to an officer, full vesting shall occur no earlier than thirty-six (36) months from the date of such grant.

2.2.6.6.    The exercise price per share and any other terms of the grant will be determined by the Compensation Committee and the Board, as required by any applicable law. In any event, such exercise price per share shall be equal to the Fair Market Value (as defined in the Plan) of an Ordinary Share as of the date of grant.

2.2.6.7.    The Compensation Committee has decided that in light of the limitations specified in Section 2.2.6.2 above, a limitation on the fair value of the Share-based Compensation after the date of grant will not be imposed.

2.2.7.    Additional Payment of Exceptional Awards for Achievement of Key Deliverables/Milestones. The compensation package of officers may include exceptional awards for the achievement of key deliverables or milestones in the form of cash bonus, or in the form of equity awards, in all cases as determined at the discretion of the Compensation Committee and/or the Board (“Exceptional Awards”).

2.2.8.    Claw Back

2.2.8.1.    In the event that a payment to an officer is based on false financial statements of the Company, the officer shall not be entitled to any additional payment and shall be required to repay any excess payments made to them.

2.3.    Changes to an Existing Agreements with Officers. Any changes to the terms and conditions of an employment agreement with an officer, shall be examined by the Compensation Committee in order to determine whether: (i) the change is considered a Material Change in comparison to such officer’s current employment terms; and (ii) whether such change is in compliance with the Company’s Compensation Policy.

2.4.    Compensation of Directors

2.4.1.    Each member of the Board who is not also serving as an employee of the Company or any of its affiliates (each such member, an “Eligible Director”) will receive the compensation described in this Compensation Policy for his or her service on the Board (“Board Service”) and any committee of the Board. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash is to be paid or equity awards are to be granted, as the case may be.

2.4.2.    The annual cash compensation amount set forth below is payable in equal quarterly installments, payable in arrears on the last day of each fiscal quarter in which the service occurred and payable in any currency elected in writing by the Eligible Director prior to the applicable payment date. In the event an Eligible Director elects to receive a payment of his or her annual compensation in a non-U.S. currency, the Company shall convert such payment amount into the applicable non-U.S. currency by reference to the applicable foreign currency exchange rate published in the Wall Street Journal (or such other source as the Company deems reliable) on the date that is three (3) U.S. business days prior to the payment date. If an Eligible Director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year, with the pro-rated amount paid for the first fiscal quarter in which the Eligible Director provides the service, and regular full quarterly payments thereafter, as follows:

Position	Board Service	Audit Committee Service	Any Other Committee Service
Chairman	US$195,000	US$20,000	US$15,000
Eligible Director/Member	US$40,000	US$7,500	US$5,000

2.4.3.    Retainer RSUs: On, or within thirty (30) days following, the date of each annual meeting of the Company’s shareholders at which an Eligible Director is re-elected as a member of the Board, or, if a person becomes an Eligible Director during a fiscal year, on, or within thirty (30) days following, the date such person becomes an Eligible Director (each, an “RSU Election Date”), each such Eligible Director may elect in writing to receive fifty percent (50%) or twenty-five percent (25%) of his or her annual cash compensation under Section 2.4.2 for Board Service for the next fiscal year in the form of RSUs (such elections, a “50% Election” and a “25% Election”, respectively). If an Eligible Director timely and properly makes such election, such an Eligible Director will receive, in lieu of (i) his or her regularly scheduled first quarter payment of his or her annual cash compensation for Board Service for the next fiscal year, in the case of a 25% Election, or (ii) his or her regularly scheduled first and second quarter payments of his or her annual cash compensation for Board Service for the next fiscal year, in the case of a 50% Election, a number of fully vested RSUs equal to (a) the amount of annual cash compensation that such Eligible Director would have received for his or her Board Service in such fiscal quarter(s) absent such election divided by (b) the Share Price (as defined below), rounded down to the nearest whole RSU (“Retainer RSUs”), subject to the Eligible Director’s Continuous Service (as defined in the Plan) through the date of grant. In the case of a 25% Election, without further action by the Board or Compensation Committee, one-hundred percent (100%) of the Retainer RSUs will be automatically granted on the last day of the first quarter of the fiscal year immediately following the fiscal year in which the 25% Election was made, subject to the Eligible Director remaining in Continuous Service as of the grant date. In the case of a 50% Election, without further action by the Board or Compensation Committee, fifty percent (50%) of the Retainer RSUs will be automatically granted on the last day of each of the first quarter and the second quarter of the fiscal year immediately following the fiscal year in which the 50% Election was made, subject to the Eligible Director remaining in Continuous Service on the applicable grant date. An Eligible Director must make a new election each fiscal year on the RSU Election Date for such fiscal year in order to receive Retainer RSUs in lieu of his or her first and/or second quarter payment(s), as applicable, of annual cash compensation for Board Service for the next fiscal year under this Section 2.4.3. A failure to make such an election on an RSU Election Date will result in such Eligible Director receiving the full amount his or her annual cash compensation for Board Service in cash for the applicable fiscal year. For clarity, the third and fourth quarter payments of any annual cash compensation that an Eligible Director becomes entitled to receive for any fiscal year pursuant to Section 2.4.2 shall be paid in cash, notwithstanding any election under this Section. For any grant of RSUs to be made under this Section 2.4.3, the “Share Price” shall be the average closing sales price of the Ordinary Shares, as reported on the primary U.S. exchange for such Ordinary Shares, over the thirty (30) calendar day period ending five calendar days before the date of grant.

2.4.4.    The compensation of the Company’s directors, who also serve as executive officers, shall be subject to the limitations as set forth above in this Compensation Policy. To the extent applicable, the compensation of the Company’s external directors (“External Directors”) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

2.4.5.    Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if any of the External Directors is a professional director, an expert director or a director who makes a unique contribution to the Company.

2.4.6.    The Company shall be entitled to pay to its External Directors Share-based Compensation subject to applicable law and under the restrictions as set forth under section 2.2.6, but in any event the aggregate fair value of the Share-based Compensation, measured at the time of a new grant, for all of the External Directors of the Company, as a group, in a five-year period, shall not exceed a fair value of five million U.S. Dollars (US$5,000,000).

2.4.7.    The equity compensation set forth this Section 2.4 will be granted under the Plan. All stock options granted under this Compensation Policy will be nonstatutory stock options, with an exercise price per share equal to one hundred percent (100%) of the Fair Market Value (as defined in the Plan) of an Ordinary Share on the date of grant, and a term of ten (10) years from the date of grant (subject to earlier termination in connection with a termination of service or a Transaction (as defined in the Plan), in each case as provided in the Plan).

2.4.7.1.    Initial Grant: On the date of an Eligible Director’s initial appointment or election to the Board on or following the Effective Date (or, if either such date is not a market trading day, the first market trading day thereafter), each newly appointed Eligible Director will be automatically, and without further action by the Board or Compensation Committee, but subject to shareholders approval, if required by applicable law, granted a stock option to purchase twenty thousand (20,000) Ordinary Shares at an exercise price per share equal to the Fair Market Value of an Ordinary Share on the date of grant (an “Initial Grant”). Each Initial Grant will vest and become exercisable in equal quarterly installments over the first twelve (12) quarters following the date of grant, subject to the Eligible Director’s Continuous Service through each applicable vesting date. An award of Share-based Compensation in addition to the Initial Grant may be granted as an inducement for eligible prospective directors in cases where the Board or the Compensation Committee deems it appropriate in order to advance the interests of the Company, including without limitation in the case of the need for specific skills or leadership criteria on the Board.

2.4.7.2.    Annual Grant: On the date of each annual shareholders meeting of the Company held after the Effective Date, each person who continues to be an Eligible Director immediately following such shareholders meeting will be automatically, and without further action by the Board or Compensation Committee, granted (i) a stock option to purchase seven thousand (7,000) Ordinary Shares at an exercise price per share equal to the Fair Market Value (as defined in the Plan) of an Ordinary Share on the date of grant and (ii) three thousand (3,000) RSUs (an “Annual Grant”). Notwithstanding the foregoing, if an Eligible Director joins the Board between annual shareholders meetings, the Annual Grant awarded at his or her first annual shareholders meeting will be pro-rated based on the duration of Board Service leading up to the annual shareholders meeting date as follows: (i) for Board Service between zero (0) and ninety (90) days - no Annual Grant will be made; (ii) for Board Service between ninety-one (91) and one hundred eighty (180) days – the Annual Grant will consist of a stock option to purchase three thousand five hundred (3,500) Ordinary Shares and RSUs for one thousand five hundred (1,500) Ordinary Shares; and (iii) for service of at least one hundred eighty-one (181) days – the Annual Grant will consist of a stock option to purchase seven thousand (7,000) Ordinary Shares and RSUs for three thousand (3,000) Ordinary Shares. The RSUs component of the Annual Grant will vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the close of business on the day before the Company’s next annual shareholders meeting, subject to the Eligible Director’s Continuous Service through such vesting date. The shares subject to the stock option component of the Annual Grant will vest and become exercisable in equal quarterly installments over the first four (4) quarters following the date of grant, subject to the Eligible Director’s Continuous Service through each applicable vesting date. As permitted by the Plan, the Board or the Compensation Committee, in its sole discretion, may establish programs and procedures for Eligible Directors to defer the delivery of Ordinary Shares or payment of cash, upon the exercise, vesting or settlement of all or a portion of the Annual Grant made pursuant to this Section 2.4.7.2. in accordance with Section 409A of the Code.

2.5.	NON-EMPLOYEE DIRECTOR SHARE OWNERSHIP GUIDELINES

Each Eligible Director shall be required to comply with the UroGen Pharma Ltd. Non-Employee Director Share Ownership Guidelines attached hereto as Exhibit A.

3.	GENERAL

The Compensation Committee and the Board shall, from time to time, review the Compensation Policy and assess the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this Compensation Policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

Furthermore, the Compensation Committee has taken under consideration the ratio between the Company’s officers employment terms and conditions and other Company employees and/or contract workers employed by the Company and in particular the ratio between such officer’s compensation to the average, median and lowest wage paid in the Company, and resolved that the above ratios are reasonable and acceptable in light of the Company’s nature, and that they should not have any impact on the labor relations in the Company.

Exhibit A

UroGen Pharma Ltd. Non-Employee Director Share Ownership Guidelines

Effective Date: [_________], 2022

These Non-Employee Director Share Ownership Guidelines (these “Guidelines”) are intended to align the interests of the Covered Individuals (as defined below) with the interests of the shareholders of UroGen Pharma Ltd. (the “Company”) and to further promote the Company’s commitment to sound corporate governance. These Guidelines shall be subject to the terms and conditions of the UroGen Pharma Ltd. 2022 Non-Employee Director and Officer Compensation Policy and Non-Employee Director Share Ownership Guidelines, as amended from time to time (the “Compensation Policy”).

I.

Applicability of Policy. These Guidelines shall apply to each member of the Company’s Board of Directors (“Board”) who is not an employee of the Company for so long as such individual remains a non-employee member of the Board (each, a “Covered Individual” and collectively, the “Covered Individuals”).

II.

Required Shares. Each Covered Individual shall be required to hold a number of the Company’s ordinary shares (“Ordinary Shares”) equal to the lesser of (i) the number of Ordinary Shares having a dollar value (calculated in accordance with these Guidelines) equal to 3x the Covered Individual’s Board Retainer (the “Guideline Multiple”) and (ii) 15,000 Ordinary Shares (the “Share Minimum”). “Board Retainer” is the annual cash retainer paid to each Covered Individual for Board Service (as defined in the Compensation Policy) pursuant to the Compensation Policy, excluding, in the case of the Board Chair, the amount of such retainer that exceeds the retainer set for the other members of the Board as of the applicable date.

If a Covered Individual does not receive a Board Retainer from the Company, waives such Board Retainer or elects to receive such Board Retainer in restricted stock units in accordance with the Compensation Policy, such Covered Individual’s Board Retainer for purposes of these Guidelines shall be equal to the Board Retainer that such Covered Individual would have received absent such non-payment, waiver or election.

The number of Ordinary Shares that a Covered Individual must hold to satisfy these Guidelines (such amount, the “Required Shares”) shall be determined as of the later of (i) the Effective Date, by reference to such Covered Individual’s Board Retainer for the calendar year in which the Effective Date occurs, and (ii) the date such Covered Individual first becomes subject to these Guidelines (the “Joinder Date”), by reference to the Board Retainer that would have been paid to such Covered Individual if such Covered Individual had been subject to these Guidelines for the full calendar year in which the Joinder Date occurs (the later of such dates, the “Start Date”). The Guideline Multiple for such Covered Individual shall be calculated by dividing (a) 3x such Covered Individual’s Board Retainer as of the Start Date by (b) the average closing price of the Ordinary Shares for the calendar year during which the Start Date occurs (such amount, the “Initial Multiple Amount”). If the Initial Multiple Amount exceeds the Share Minimum, such Covered Individual’s Required Shares shall equal the Share Minimum.

For example, if a Covered Individual’s Start Date is the Effective Date, and such Covered Individual’s Board Retainer for 2022 is $40,000 and the average closing price per Ordinary Share over the year ending December 31, 2022 is $10, then the Initial Multiple Amount would equal 12,000 Ordinary Shares for a Covered Individual who was serving on the Board as of the Effective Date. As a result, the Covered Individual’s Required Shares equals 12,000 Ordinary Shares (the lesser of the Initial Multiple Amount and the Share Minimum). Such Covered Individual would be required to hold the applicable number of Required Shares by December 31, 2027 (as described in Section III below).

Exhibit A-1

III.

Achievement Period. Each Covered Individual must hold the applicable number of Required Shares by the end of the calendar year in which occurs the date that is five (5) years after the Start Date (such period of time, the “Compliance Period”). During the Compliance Period, the Covered Individual shall be prohibited from selling any Ordinary Shares held by such Covered Individual or acquired through the vesting and exercise or settlement of equity awards, other than Ordinary Shares needed to pay applicable taxes and exercise prices for such equity awards, until such Covered Individual holds the applicable number of Required Shares. Except as provided in Section VII, the number of Required Shares shall not be recalculated and no Covered Individual shall be required to hold more Ordinary Shares than the amount of Required Shares by virtue of any decrease in the price of the Ordinary Shares used to calculate the number of Required Shares.

IV.

Tracking Compliance with These Guidelines.  A Covered Individual’s ownership shall be reviewed annually by the Board or a committee designated by the Board based on the number of such Covered Individual’s Eligible Shares (as defined in Section V below) as of the last day of the calendar year to determine if such Covered Individual continues to hold the applicable number of Required Shares (or, during the Compliance Period, to assess progress towards meeting these Guidelines). If these Guidelines are deemed met for such year, the Covered Individual shall be deemed to comply with these Guidelines for the entire following year.

V.

Eligible Shares. The following Ordinary Shares are “Eligible Shares” that shall be included in the calculation of a Covered Individual’s share ownership, whether or not purchased on the open market or obtained through the exercise of options or vesting of equity awards granted by the Company to such Covered Individual:

●	shares owned outright by the Covered Individual and by members of his or her immediate family (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended) (“Family Member”);

●	shares held in trust for the benefit of the Covered Individual, or for the benefit of a Family Member of such Covered Individual;

●	shares owed by an entity for which the Covered Individual serves as a partner or is otherwise materially affiliated with (as determined in the sole discretion of the Board);

●	vested shares under any deferred compensation plan; and

●	vested restricted stock units.

VI.

Failure to Meet These Guidelines. If a Covered Individual fails to hold the applicable number of Required Shares by the end of the Compliance Period or, following the Compliance Period, on the last day of each calendar year, as applicable, the Board may take a number of actions as it determines appropriate, including prohibiting the Covered Individual from selling any shares acquired through the vesting or the exercise of equity awards, other than shares needed to pay applicable taxes and exercise prices, until such Covered Individual holds the applicable number of Required Shares.

VII.

Exceptions.  There may be instances where these Guidelines would place a severe hardship on a Covered Individual, or the Board otherwise determines that an exception to these Guidelines is warranted, although it is expected that these instances will be rare. The Board will make the final decision as to developing an alternative number of Required Shares for a Covered Individual that reflects the intention of these Guidelines and his or her personal circumstances. The requirements of these Guidelines shall be automatically waived if compliance would prevent a Covered Individual from complying with a court order or applicable law.

VIII.

Administration.  The Board, the Compensation Committee of the Board or other authorized Board committee shall administer these Guidelines and may delegate to members of management to assist it in carrying out its administrative functions hereunder, such as making calculations and tracking compliance. References to the “Board” in these Guidelines shall include the Compensation Committee of the Board or other authorized Board committee, as applicable.

IX.	Modifications to Policy. These Guidelines are subject to modification, from time to time, as the Board deems appropriate, in accordance with the provisions of the Compensation Policy.

Exhibit A-2

Appendix B

UroGen Pharma Ltd.

2017 Equity Incentive Plan

Adopted by the Board of Directors: March 29, 2017 and May 3, 2017

Approved by the Stockholders: April 19, 2017

IPO Date/Effective Date: May 9, 2017

Amended by the Board of Directors: August 29, 2018

Amended by the Board of Directors: April 26, 2020

Approved by the Stockholders: June 8, 2020

Amended by the Board of Directors: March 17, 2021

Approved by the Stockholders: June 7, 2021

Amended by the Board of Directors: March 7, 2022

Approved by the Stockholders: [June 8], 2022

1.	GENERAL.

(a)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(b)    Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)    Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Ordinary Shares.

2.	ADMINISTRATION.

(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 1(f).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

i.

To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Ordinary Shares under the Award; (E) the number of Ordinary Shares subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

ii.

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

iii.	To settle all controversies regarding the Plan and Awards granted under it.

iv.	To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or Ordinary Shares may be issued in settlement thereof).

v.

To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent.

vi.

To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements (taking into account any permissible and effective opting out by the Company from such requirements), and except as provided in Section 1(uu) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of Ordinary Shares available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which Ordinary Shares may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

vii.

To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” and/or (C) Rule 16b-3.

viii.

To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; and/or (D) to comply with other applicable laws or listing requirements.

ix.

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

x.

To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are not United States nationals or who are employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)    Delegation to Committee.

General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of Ordinary Shares to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of Ordinary Shares that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine Fair Market Value

(e)    No Repricing of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Ordinary Shares in exchange for cash or other Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

(f)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed 4,750,167 shares (the “Share Reserve”). For clarity, the Share Reserve in this Section 0 is a limitation on the number of Ordinary Shares that may be issued pursuant to the Plan. Accordingly, this Section 0 does not limit the granting of Stock Awards except as provided in Section 1(ff). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan and the Ordinary Shares relating to such Stock Award (or portion thereof) will again become available for issuance under the Plan. If any Ordinary Shares issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)    Incentive Stock Option Limit. Subject to the provisions of Section 1(uu) relating to Capitalization Adjustments, the aggregate maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 5,600,000 Ordinary Shares.

(d)    Section 162(m) Limitations. Subject to the provisions of Section 1(uu) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

A maximum of 500,000 Ordinary Shares subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

A maximum of 500,000 Ordinary Shares subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

A maximum of $3.0 million may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Ordinary Shares, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 1(o) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)    Exercise Price. Subject to the provisions of Section 1(o) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Ordinary Shares subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in Ordinary Shares equivalents.

(c)    Purchase Price for Options. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

by cash, check, bank draft or money order payable to the Company;

pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares;

if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Share equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Ordinary Share equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)    Vesting Generally. The total number of Ordinary Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 1(u) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs ninety (90) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)    Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Ordinary Shares received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Ordinary Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s articles of association, at the Board’s election, Ordinary Shares may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Vesting. Ordinary Shares awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

Transferability. Rights to acquire Ordinary Shares under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Ordinary Shares subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Ordinary Shares subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

Payment. A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)    Performance Awards.

Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.

Board and Committee Discretion. The Board and the Committee retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date which occurs 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Ordinary Shares). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of Ordinary Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 0 and the preceding provisions of this Section 0. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a)    Availability of Shares. The Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy then-outstanding Awards.

(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a)    Use of Proceeds from Sales of Ordinary Shares. Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.

(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Ordinary Shares under, the Award pursuant to its terms, and (ii) the issuance of the Ordinary Shares subject to such Award has been entered into the books and records of the Company.

(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the articles of association of the Company or an Affiliate, and any applicable provisions of the corporate law of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Ordinary Shares under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)    Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Ordinary Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

Adjustments upon Changes in Ordinary Shares; Other Corporate Events.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 0, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 1(k), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections (l), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Transactions. The following provisions shall apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction;

arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)    Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Existence of the Plan; Timing of First Grant or Exercise.

The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the IPO Date (that is, the Effective Date). In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

Choice of Law.

The Plan, all determinations made and actions taken pursuant hereto and, except as provided below or in an applicable subplan, each Award Agreement to a Participant shall be governed by the laws of the State of Israel, excluding matters that are subject to tax laws, regulations and rules, or conflicts or choice of law rule or principles, of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction.

Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)     “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)     “Award” means a Stock Award or a Performance Cash Award.

(c)     “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)      “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)      “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Adoption Date, either an executive officer or a Director (either, a “Legacy Investor”) and/or any entity in which a Legacy Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Legacy Entities”) or on account of the Legacy Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s articles of association; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Legacy Entities;

there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Legacy Entities;

the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i)     “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 1(f).

“Company” means UroGen Pharma Ltd., an Israeli corporation.

(j)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(k)     “Corporate Transaction” the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

a sale or other disposition of more than 50% of the outstanding securities of the Company;

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l)     “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(m)     “Director” means a member of the Board.

(n)     “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o)     “Effective Date” means the IPO Date.

(p)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q)     “Entity” means a corporation, partnership, limited liability company or other entity.

(r)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t)     “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of an Ordinary Share will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

Unless otherwise provided by the Board, if there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

In the absence of such markets for the Ordinary Shares, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(u)     “Incentive Stock Option” means an option granted pursuant to Section 0 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(v)     “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Ordinary Shares, pursuant to which the Ordinary Shares are priced for the initial public offering.

(w)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)     “Nonstatutory Stock Option” means any Option granted pursuant to Section 0 of the Plan that does not qualify as an Incentive Stock Option.

(y)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(z)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase Ordinary Shares granted pursuant to the Plan.

(aa)     “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(bb)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc)     “Ordinary Shares” means the Ordinary Shares of the Company, par value NIS 0.01 per Ordinary Share.

(dd)     “Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(ee).

(ee)     “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff)     “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg)     “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(hh)     “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ii)     “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 0.

“Performance Criteria” means the one or more criteria that the Board or the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board or the Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of studies by specific dates; (xliii) budget management; (xliv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (xlv) regulatory milestones; (xlvi) progress of internal research or development programs; (xlvii) acquisition of new customers; (xlviii) customer retention and/or repeat order rate; (xlix) improvements in sample and test processing times; (l) progress of partnered programs; (li) partner satisfaction; (lii) timely completion of clinical trials; (liii) submission of pre-market approvals and other regulatory achievements; (liv) milestones related to research development (including, but not limited to, preclinical and clinical studies), product development and manufacturing; (lv) expansion of sales in additional geographies or markets; (lvi) research progress, including the development of programs; (lvii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lviii) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board or the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board or the Committee (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board or the Committee will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “unusual or infrequently occurring items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding Ordinary Shares of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to Ordinary Shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board or the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(jj)     “Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(kk)     “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 0.

“Plan” means this UroGen Pharma Ltd. 2017 Equity Incentive Plan, as it may be amended.

(ll)     “Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(bb).

(mm)     “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(nn)     “Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 1(cc).

(oo)     “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(pp)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(qq)     “Securities Act” means the Securities Act of 1933, as amended.

(rr)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 0.

(ss)     “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(tt)     “Stock Award” means any right to receive Ordinary Shares granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(uu)     “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(vv)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding ordinary shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ww)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(xx)    "Transaction" means a Corporate Transaction or a Change in Control.

SCAN TO
VIEW MATERIALS & VOTE

UROGEN PHARMA LTD
400 ALEXANDER PARK DR.
PRINCETON, NJ 08540
ATTN: ACCOUNTS PAYABLE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/URGN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86181-P70671

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

UROGEN PHARMA LTD

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Withhold
1a. Arie Belldegrun	☐	☐
1b. Elizabeth Barrett	☐	☐
1c. Cynthia M. Butitta	☐	☐
1d. Fred E. Cohen	☐	☐
1e. Stuart Holden	☐	☐
1f. Ran Nussbaum	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	Yes	No
2a. I confirm that I do not have a personal interest in the resolution under Proposal 2 and I am not a controlling shareholder of the Company.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date